                                                                     EXHIBIT 4.1

================================================================================

                            NOBLE INTERNATIONAL, LTD.



                                       and


                    AMERICAN STOCK TRANSFER AND TRUST COMPANY


                                   as Trustee



                      ------------------------------------



                                    INDENTURE



                            Dated as of July 23, 1998



                      ------------------------------------



                                   $40,000,000
                           6% Convertible Subordinated
                               Debentures due 2005



================================================================================

                                TABLE OF CONTENTS


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                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 1.01.  Definitions..................................................  1
Section 1.02.  Compliance Certificates and Opinions......................... 13
Section 1.03.  Form of Documents Delivered to the
               Trustee...................................................... 14
Section 1.04.  Acts of Holders of Securities................................ 15
Section 1.05.  Notices, etc., to Trustee and Company........................ 16
Section 1.06.  Notice to Holders of Securities; Waiver...................... 16
Section 1.07.  Effect of Headings and Table of
               Contents..................................................... 17
Section 1.08.  Successors and Assigns....................................... 17
Section 1.09.  Separability Clause.......................................... 17
Section 1.10   Benefits of Indenture........................................ 17
Section 1.11.  Governing Law................................................ 18
Section 1.12.  Legal Holidays............................................... 18
Section 1.13.  Execution in Counterparts.................................... 18

                                   ARTICLE II

                                 THE SECURITIES

Section 2.01.  Title, Terms................................................. 18
Section 2.02.  Denominations................................................ 19
Section 2.03.  Execution, Authentication, Delivery and Dating............... 19
Section 2.04.  Form......................................................... 19
Section 2.05.  Registration, Registration of Transfer and Exchange
               Restrictions on Transfer..................................... 21
Section 2.06.  Mutilated, Destroyed, Lost or Stolen Securities.............. 23
Section 2.07.  Payment of Interest, Interest Rights Preserved............... 24
Section 2.08.  Persons Deemed Owners........................................ 26
Section 2.09.  Cancellation................................................. 26
Section 2.10   Computation of Interest...................................... 26
Section 2.11.  ISIN and Common Code Numbers................................. 26

                                   ARTICLE III

                               DEFAULTS, REMEDIES

Section 3.01.  Events Of Default............................................ 27
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Section 3.02.  Acceleration................................................. 29
Section 3.03.  Other Remedies............................................... 29
Section 3.04.  Waiver of Past Defaults...................................... 30
Section 3.05.  Application of Money Collected............................... 30
Section 3.06.  Limitation on Suits.......................................... 30
Section 3.07.  Unconditional Right of Holders to Receive Principal,
               Premium and Interest and to Convert.......................... 31
Section 3.08.  Restoration of Rights and Remedies........................... 31
Section 3.09.  Rights and Remedies Cumulative............................... 32
Section 3.10.  Control by Holders of Securities............................. 32
Section 3.11.  Undertaking for Costs........................................ 32
Section 3.12.  Waiver of Stay or Extension Laws............................. 33
Section 3.13.  Collection Suit by Trustee................................... 33
Section 3.14.  Trustee May File Proofs of Claim............................. 33

                                   ARTICLE IV

                                   THE TRUSTEE

Section 4.01.  Certain Duties And Responsibilities.......................... 33
Section 4.02.  Notice of Defaults........................................... 35
Section 4.03.  Certain Rights of Trustee.................................... 35
Section 4.04.  Not Responsible for Recitals or Issuance of Securities....... 36
Section 4.05.  May Hold Securities, Act as Trustee
               Under Other Indentures....................................... 36
Section 4.06.  Money Held in Trust.......................................... 36
Section 4.07.  Compensation and Reimbursement............................... 37
Section 4.08.  Corporate Trustee Required; Eligibility;
               Disqualification; Conflicting Interest....................... 37
Section 4.09.  Resignation and Removal; Appointment of Successor............ 38
Section 4.10   Acceptance of Appointment by Successor....................... 39
Section 4.11.  Merger, Conversion, Consolidation or Succession to Business.. 40
Section 4.12.  Authenticating Agents........................................ 40

                                    ARTICLE V

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

Section 5.01.  Company May Consolidate, Etc. Only on Certain Terms.......... 41
Section 5.02.  Successor Substituted........................................ 42
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                                   ARTICLE VI

                             SUPPLEMENTAL INDENTURE

Section 6.01.  Supplemental Indentures without Consent of
               Holders of Securities........................................ 43
Section 6.02.  Supplemental Indentures with Consent of
               Holders of Securities........................................ 43
Section 6.03.  Execution of Supplemental Indentures......................... 45
Section 6.04.  Effect of Supplemental Indentures............................ 45
Section 6.05.  Notation on or Exchange of Securities........................ 45
Section 6.06.  Notice of Supplemental Indentures............................ 45

                                   ARTICLE VII

                        MEETINGS OF HOLDERS OF SECURITIES

Section 7.01.  Purposes for which Meetings May Be Called.................... 45
Section 7.02.  Call, Notice and Place of Meeting............................ 46
Section 7.03.  Persons Entitled to Vote at Meetings......................... 46
Section 7.04.  Quorum; Action............................................... 46
Section 7.05.  Determination of Voting Rights; Conduct
               and Adjournment of Meetings.................................. 47

                                  ARTICLE VIII

                                    COVENANTS

Section 8.01.  Payment Covenant............................................. 48
Section 8.02.  Maintenance of Office or Agency.............................. 48
Section 8.03.  Money for Security Payments to be Held in Trust.............. 49
Section 8.04.  Additional Amounts........................................... 51
Section 8.05.  Payment of Taxes and Other Claims............................ 52
Section 8.06.  Statement by Officers as to Default.......................... 52
Section 8.07.  Books and Records............................................ 53
Section 8.08.  Maintenance of Insurance..................................... 53
Section 8.09.  Maintenance of Corporate Existence, Properties, Etc.......... 53
Section 8.10   Type of Business............................................. 54
Section 8.11.  Investments.................................................. 54
Section 8.12.  Use of Proceeds.............................................. 54
Section 8.13.  Dividends, Etc............................................... 54
Section 8.14.  Compliance with Laws, Etc.................................... 55
Section 8.15.  Transactions with Affiliates................................. 55
Section 8.16.  Limitation on Liens.......................................... 55
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                                   ARTICLE IX

                                   REDEMPTION

Section 9.01.  Selection of Securities to be Redeemed....................... 55
Section 9.02.  Notice Of Redemption......................................... 56
Section 9.03.  Effect of Notice of Redemption............................... 57
Section 9.04.  Deposit of Redemption Price.................................. 57
Section 9.05.  Securities Redeemed in Part.................................. 57
Section 9.06.  Payment of Redemption Price.................................. 57

                                    ARTICLE X

                                   CONVERSION

Section 10.01. Conversion Right............................................. 58
Section 10.02. Conversion Privilege......................................... 58
Section 10.03. Partial Conversion........................................... 59
Section 10.04. Fractions of Shares.......................................... 60
Section 10.05. Taxes on Conversions......................................... 60
Section 10.06. Adjustment of Conversion Price............................... 60
Section 10.07. No Adjustment Under Certain Circumstances.................... 66
Section 10.08. Other Adjustments............................................ 66
Section 10.09. Adjustments For Tax Purposes................................. 66
Section 10.10  Notice of Adjustment......................................... 67
Section 10.11. Notice Of Certain Transactions............................... 67
Section 10.12. Effect Of Reclassifications, Consolidations, Mergers Or
               Sales of Assets.............................................. 67
Section 10.13. Company to Reserve Common Stock.............................. 69

                                   ARTICLE XI

                                  SUBORDINATION

Section 11.01. Securities Subordinate to Senior Indebtedness................ 69
Section 11.02. Payment Over of Proceeds Upon Dissolution, Etc............... 69
Section 11.03. Default on Senior Indebtedness............................... 70
Section 11.05. Subrogation to Rights of Holders of Senior Indebtedness...... 72
Section 11.06. Provisions Solely to Define Relative Rights.................. 72
Section 11.07. Trustee to Effectuate Subordination.......................... 73
Section 11.08. No Waiver of Subordination Provisions........................ 73
Section 11.09. Notice to Trustee............................................ 74
Section 11.10. Reliance on Judicial Order or Certificate of
               Liquidating Agent............................................ 74
Section 11.11. Trustee Not Fiduciary for Holders of
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               Senior Indebtedness.......................................... 75
Section 11.12. Rights of Trustee as Holder of Senior Indebtedness;
               Preservation of Trustee's Rights............................. 75
Section 11.13. Article X Applicable to Paying Agents........................ 75

                                   ARTICLE XII

                         REPURCHASE ON CHANGE IN CONTROL

Section 12.01. Right To Require Repurchase.................................. 75
Section 12.02. Notices; Method Of Exercising Purchase Right, Etc............ 76

                                  ARTICLE XIII

                           SATISFACTION AND DISCHARGE
                         OF INDENTURE; DEPOSITED MONEYS

Section 13.01. Satisfaction and Discharge of Indenture...................... 78
Section 13.02. Application by Trustee of Funds Deposited for
               Payment of Securities........................................ 79
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

               INDENTURE, dated as of July 23, 1998, between NOBLE INTERNATIONAL, LTD. a Michigan corporation (the "Company"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, a New York limited purpose trust company, as Trustee hereunder (the "Trustee").

                             RECITALS OF THE COMPANY

               A. The Company has duly authorized the creation of an issue of its 6% Convertible Subordinated Debentures due 2005 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

               B. All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock (as defined herein) issuable upon such conversion, have been done.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

               SECTION 1.01. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                      (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                      (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                      (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                      (d)  "or" is not exclusive; and

                      (e) unsecured indebtedness shall not be deemed to be subordinate or junior to secured indebtedness merely by virtue of its nature as unsecured indebtedness.

               "Act", when used with respect to any Holder of a Security, has the meaning specified in Section 1.04(a).

               "Acquisition Indebtedness" means Indebtedness of the Company and/or any Company Subsidiary payable to any Person in connection with an Acquisition from such Person, regardless of whether such Indebtedness was created, incurred or assumed by the Company and/or such Company Subsidiary. As used in the foregoing definition, "Acquisition" means (a) an investment by the Company or any Company Subsidiary in any other Person pursuant to which such Person shall become a Company Subsidiary, whether by capital contribution to such Person or the acquisition of capital stock or other securities issued by such Person, or (b) any Person shall be merged with and into the Company or any Company Subsidiary, or any Company Subsidiary shall merge with and into any other Person (not a Company Subsidiary) pursuant to which such Person shall become a Company Subsidiary, or (c) the acquisition by the Company or any Company Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person or any division or line of business of such Person.

               "Additional Amounts" has the meaning specified in the forms of Security attached hereto as Exhibits A and B.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "AMEX" means the American Stock Exchange.

               "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Security, the rules and procedures of EUROCLEAR or CEDEL and of the Depositary as in effect from time to time, in each case, to the extent applicable to such transfer or exchange.

               "Authorized Newspaper" means, so long as the Securities are listed on a securities exchange and such exchange so requires, a newspaper published in the city in which such securities exchange is located; provided that publication in London, England shall be in the Financial Times and for so long as the Securities are listed on the Luxembourg Stock Exchange, "Authorized Newspaper" shall include the Luxembourg Wort; provided, further, that if, because of temporary or permanent suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or, in the opinion of the Trustee, impracticable to make reasonable publication of any notice required herein in a newspaper published in the city in which the securities exchange is located, then "Authorized Newspaper" shall mean any publication in an English language newspaper of general circulation in Western Europe.

               "Bankruptcy Law" has the meaning specified in Section
3.01.

               "Board of Directors" means either the board of directors of the Company or any committee of such board.

               "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

               "Business Day", when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close.

               "cash" means such currency of The United States of America as at the time payment is legal tender for the payment of public and private debts.

               "CEDEL" has the meaning specified in Section 2.04(b).

               "Change in Control" has the meaning specified in the forms of Security attached hereto as Exhibits A and B.

               "Change in Control Purchase Notice" has the meaning specified in Section 12.02(a).

               "Code" has the meaning specified in Section 2.04(a).

               "Commission" means the United States Securities and Exchange Commission.

               "Common Stock" or "Shares" means the common stock, without par value, of the Company as authorized by the Company's articles of incorporation, as amended from time to time. Subject to the provisions of Section 10.12, shares issuable on conversion of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               "common stock" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

               "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

               "Company Notice" has the meaning specified in Section
12.02(a).

               "Company Request" or "Company Order" means a written request or order signed in the name of the Company by an Officer and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

               "Company Subsidiaries" means all entities of which the Company beneficially owns, directly or indirectly, 50% or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof which is at the time owned or controlled, directly or indirectly, by the Company or one or more other Company Subsidiaries or a combination thereof.

               "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article X. The Company has initially appointed the Trustee as its principal Conversion Agent and Banque Internationale a Luxembourg S.A., located at 69, route d'Esch, L-2953 Luxembourg, as its Luxembourg Conversion Agent.

               "Contractual Obligation" of any Person means any provision of any agreement, instrument, Security or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

               "Conversion Date" has the meaning set forth in Section
10.02.

               "Conversion Price" has the meaning set forth in Section
10.01.

               "Conversion Notice" has the meaning set forth in
Section 10.02.

               "Conversion Shares" has the meaning set forth in
Section 10.01.

               "Convertible Securities" has the meaning set forth in
Section 10.06(d)(1).

               "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which at the date of this Indenture is located at 40 Wall Street, New York, New York 10005).

               "corporation" means a corporation, company or similar association, including, without limitation, a limited liability company, association, joint-stock company or business trust.

               "current market price per share" has the meaning set forth in Section 10.06(b).

               "Custodian" has the meaning specified in Section 3.01.

               "Daily Closing Price" of shares of Common Stock of the Company or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the AMEX or, if such security is not listed or admitted to trading on the AMEX, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices of such day as furnished by any New York Stock Exchange member firm regularly making a market in such security reasonably selected for such purpose in good faith by the Board of Directors of the Corporation or a committee thereof. If the Common Stock or other class of capital stock or security in question is not publicly held, or so listed, or publicly traded, "Daily Trading Price" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof.

               "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.

               "Defaulted Interest" has the meaning specified in
Section 2.07.

               "Definitive Security" means any Security issued in substantially the form set forth in Exhibit B hereto.

               "Depositary" means has the meaning specified in Section
2.04(b).

               "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

               "EUROCLEAR" has the meaning specified in Section
2.04(b).

               "Event of Default" has the meaning specified in Section
3.01.

               "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time.

               "Final Closing Date" means the last date on which a sale of Securities is consummated pursuant to the Offering Memorandum.

               "Fractional Principal Amount" has the meaning set forth in Section 2.07.

               "GAAP" means generally accepted accounting principles set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or such other statements by any such other entity as may be approved by a significant segment of the accounting profession in the United States, and which are applicable to the circumstances as of the date of this Indenture.

               "Global Security" means any Security issued in substantially the form set forth in Exhibit A hereto.

               "Holder" means the Person in whose name the Security is registered in the Security Register.

               "Indebtedness" has the meaning specified in Section
3.01.

               "Independent Director" means a Person serving as a member of the Board of Directors who is not an officer or employee of the Company or a Company Subsidiary or owner, directly or through an Affiliate of such Person, of in excess of 5% of the outstanding Common Stock of the Company or a Company Subsidiary or who has a relationship with the Company or a Company Subsidiary that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including, without limitation, any Person who is a party directly or indirectly to a material agreement or transaction or series of transactions with the Company or a Company Subsidiary.

               "Indenture" means this indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

               "Initial Closing Date" means the first date on which a sale of Securities is consummated pursuant to the Offering Memorandum.

               "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

               "Interest Period" has the meaning specified in Exhibit B.

               "Lien" means any mortgage, pledge, security interest, security deposit, encumbrance, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any United States jurisdiction.

               "Luxembourg Stock Exchange" means the Bourse de
Luxembourg.

               "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right set forth in
Article XII or otherwise.

               "Offering Memorandum" means the final Offering Memorandum dated July 23, 1998 pursuant to which the Securities were initially offered and sold.

               "Officer" means any of the following officers of the
Company: the President, the Chief Executive Officer, Chief Operating Officer, a Vice President or the Chief Financial Officer.

               "Officers' Certificate" means a certificate signed by an Officer and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, provided that if the Treasurer, Assistant Treasurer, the Secretary or an Assistant Secretary of the Company proposing to sign such Officer's Certificate has also signed such Certificate in his or her capacity as an Officer, then, such Certificate shall be signed by a Person serving as the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary who is not the signatory Officer.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Company and who shall be acceptable to the Trustee.

               "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

               (iii) Securities which have been paid pursuant to Section 2.12, or in exchange for, or in lieu of, which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company);

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

               "Paying Agent" means any Person authorized by the Company to pay the principal of, premium, if any, or interest on (including Additional Amounts), any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its principal Paying Agent and Banque International a Luxembourg S.A., located at 69, route d'Esch, L-2953 Luxembourg, as its Luxembourg Paying Agent.

               "Payment Date" has the meaning specified in
Section 2.12.

               "Permitted Junior Securities" means securities of the Company or any other corporation that are equity securities or are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extend than, the Securities are so subordinated as provided in Article XI.

               "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

               "PIK Payment Period" means the period commencing on the Initial Closing Date and expiring on July 31, 2001.

               "PIK Securities" means additional Securities issued by the Company on each Interest Payment Date during the PIK Payment Period, in lieu of cash interest that would otherwise be paid on such Interest Payment Date, in an aggregate principal amount equal to the amount of such cash interest, which PIK Securities shall be identical to the Securities issued on the Initial Closing Date or the Final Closing Date, except that such PIK Securities shall be dated the Interest Payment Date as of which they were issued and shall bear interest from their date of issuance.

               "Place of Conversion" means any city in which any Conversion Agent is located.

               "Place of Payment" means any city in which any Paying Agent is located.

               "Placement Agents" means BlueStone Capital Partners, L.P. and Robert Fleming & Co. Limited.

               "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

               "Principal Payment Date" has the meaning set forth in the forms of Securities set forth as Exhibits A and B hereto.

               "Principal Payment Record Date," for principal payable in respect of any Security on any Principal Payment Date, means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Principal Payment Date.

               "Purchase Date" has the meaning specified in
Section 12.01.

               "Purchase Price" has the meaning specified in
Section 12.01.

               "Record Date" means any Regular Record Date or Special
Record Date.

               "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

               "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

               "Registration Rights Agreement" has the meaning specified in the forms of Securities attached hereto as Exhibits A and B.

               "Regular Record Date," for interest payable in respect of any Security on any Interest Payment Date, means the January

15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

               "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

               "Requirements of Law" for any Person means the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property to or which such Person or any of its property is subject.

               "Repurchase Right" has the meaning specified in
Section 12.01.

               "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Administration (or any successor group) of the Trustee, including, without limitation, any vice president, assistant vice president, assistant secretary, corporate trust officer, assistant corporate trust officer or other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

               "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company" and also includes, unless the context otherwise requires, PIK Securities issued hereunder from time to time during the PIK Payment Period.

               "Securities Act" means the United States Securities Act of 1933, as amended from time to time.

               "Security Register" has the meaning specified in
Section 2.05.

               "Security Registrar" or "Registrar" has the meaning specified in Section 2.05.

               "Senior Indebtedness" means without duplication, (i) the principal of, and premium (if any), unpaid interest and fees on, all present and future (a) obligations incurred by the Company and/or any of the Company Subsidiaries (whether as borrower or guarantor) under or pursuant to any loan or credit agreement between or among the Company and/or any of the Company Subsidiaries and one or more banks and/or other institutional lenders (each, a "Financing Agreement"), or any agreement between or among the Company and/or any of the Company Subsidiaries and one or more banks and/or other institutional lenders providing for the extension, renewal, refunding or refinancing of such obligations (a "Refinancing Agreement"), whether now existing or hereafter entered into or contracted, including, without limitation, the principal balance of all loans made thereunder and interest and fees accruing with respect to such loans and (b) all other obligations, liabilities, and indebtedness incurred by the Company and/or any of the Company Subsidiaries under or pursuant to any Financing Agreement or Refinancing Agreement, including, without limitation, reimbursement obligations with respect to letters of credit issued pursuant to a Financing Agreement or a Refinancing Agreement (and all fees, commissions and charges incurred in connection with the issuance and maintenance of such letters of credit) or obligations with respect to acceptances issued or overdrafts extended pursuant to a Financing Agreement or a Refinancing Agreement; (ii) obligations of the Company and/or any of the Company Subsidiaries under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clause (i) above; (iii) indebtedness incurred by the Company and/or any of the Company Subsidiaries to finance the acquisition by it of assets classified as capital assets under GAAP; (iv) obligations of the Company and/or any of the Company Subsidiaries as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP; and (v) Acquisition Indebtedness; in each case,
(x) whether now existing or hereafter arising and whether such indebtedness or obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in a Financing Agreement or a Refinancing Agreement and costs, expenses, and attorneys' fees and disbursements, whenever incurred (and, whether or not such claims, interest, costs, expenses, fees or disbursements are allowed or allowable in any such proceeding); and (y) unless the document, instrument or agreement creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding, provides (1) that such indebtedness is not superior in right of payment to the Securities or (2) that such indebtedness or obligation shall be subordinated to any other such indebtedness or obligation, unless such indebtedness or obligation expressly provides that it shall be senior in right of payment to the Securities.

               "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.07.

               "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

               "Tax Law Change" means any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application or official interpretation of such laws, regulations or rulings.

               "Trading Days" means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, (ii) if the Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, or (iii) if the Common Stock is not quoted on the Nasdaq National Market or similar system or listed or admitted to trading on any national securities exchange, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

               "Transfer Agent" has the meaning specified in Section 2.05(a). The Company has initially appointed the Trustee as its principal Transfer Agent and Banque Internationale a Luxembourg
S.A. as its Luxembourg Transfer Agent.

               "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

               "United States" has the meaning specified in the forms of Security set forth in Exhibits A and B.

               "United States Alien" has the meaning specified in Exhibit A.

               "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

               "Voting Stock" of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

               "Western Europe" means Austria, Belgium, Denmark,
France, Germany, Greece, Ireland, Italy, Luxembourg, the
Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the
United Kingdom.

               SECTION 1.02.  COMPLIANCE CERTIFICATES AND OPINIONS.
Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and, except in the case of any such application or request as to which the furnishing of additional documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including the Officers' Certificate provided for in Section 8.04) shall include:

               (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

               SECTION 1.03. FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

               SECTION 1.04.  ACTS OF HOLDERS OF SECURITIES.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (ii) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article VII. Such action shall become effective when such instrument or instruments or record is delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 4.01) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

               (c) The principal amount and serial number of any Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

               (d) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee or any Paying Agent deems sufficient; and the Trustee or any Paying Agent may in any instance require further proof with respect to any of the matters referred to in this Section 1.04.

               (e) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security appertaining thereto and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

               (f) The provisions of this Section 1.04 are subject to the provisions of Section 7.05.

               SECTION 1.05. NOTICES, ETC., TO TRUSTEE AND COMPANY. Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (a) the Trustee or any Paying Agent by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at its Corporate Trust Office, Attention: Herbert J. Lemmer; or to or with the Paying Agent in Luxembourg and received at 69, route d'Esch, L-2953 Luxembourg,
Attention: Mr. Marc Schammo.

               (b) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

               Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

               SECTION 1.06.  NOTICE TO HOLDERS OF SECURITIES; WAIVER.
Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if published in an Authorized Newspaper in the City of London, England and, so long as the Securities are listed on the Luxembourg Stock Exchange, in Luxembourg or, if not practicable in London, England or Luxembourg, elsewhere in any country in Western Europe, on a Business Day, at least twice, the first such publication to be not earlier than the earliest date and the second such publication to be not later than the latest date herein prescribed for the giving of such notice. In addition, notices to any Holder of Securities shall be given by first class mail, postage prepaid, to such Holders at the address of such Holder as it appears in the Security Register 15 days prior to such mailing, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

               Neither the failure to give notice nor any defect in any notice to any Holder shall affect the sufficiency of any notice to any other Holder. If, due to the suspension of publication of any Authorized Newspaper or Authorized Newspapers or any other cause it shall be impracticable to publish any notice as provided above, or if, due to the suspension of regular mail service or any other cause it shall be impracticable to give notice by mail, then such notification shall be given in a manner approved by the Trustee, which approval shall not be unreasonably withheld, shall constitute sufficient notice to such Holders for every purpose hereunder.

               Notice given pursuant to this Section shall be deemed to have been given on the date such notice is published or mailed.

               Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               SECTION 1.07. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               SECTION 1.08. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

               SECTION 1.09. SEPARABILITY CLAUSE. In case any provision in this Indenture or the securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 1.10 BENEFITS OF INDENTURE. Except as provided in the next sentence, nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture. The provisions of Article XII are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

               SECTION 1.11. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

               SECTION 1.12. LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal and premium, if any, or delivery for conversion of such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Purchase Date, Stated Maturity or last day for conversion, as the case may be.

               SECTION 1.13.  EXECUTION IN COUNTERPARTS.

               This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                                   ARTICLE II

                                 THE SECURITIES

               SECTION 2.01. TITLE, TERMS. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $40,000,000, except for PIK Securities issued pursuant to Section
2.07 and Securities authenticated and delivered in exchange for, or in lieu of, other Securities (including PIK Securities) pursuant to Section 2.04, 2.05, 2.06, 9.05 or 10.02. The Securities (including PIK Securities) shall be known and designated as the "6% Convertible Subordinated Debentures due 2005" of the Company.

               SECTION 2.02. DENOMINATIONS. The Securities shall be issuable in denominations of $1,000 and integral multiples of $1,000.

               SECTION 2.03. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, under a facsimile of its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile.

               Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

               At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee or an Authenticating Agent in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided and not otherwise. In connection with any Company Order for authentication, an Officers' Certificate and Opinion of Counsel pursuant to
Section 1.02 shall not be required.

               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for execution by the Trustee or an Authenticating Agent by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Each Security shall be dated the date of its authentication.

               SECTION 2.04.  FORM.

               (a) FORMS GENERALLY. The Securities shall be in substantially the forms set forth in Exhibits A and B hereto, the Trustee's certificates of authentication shall be in substantially the form set forth in Exhibits A and B, and the conversion notice shall be in substantially the forms set forth in Exhibits A and B, each of which is hereby incorporated in and expressly made part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable law, including, without limitation, the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, the rules of any securities exchange, agreements to which the Company is subject or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. The Global Security may be printed, lithographed, typewritten, mimeographed or otherwise produced, as determined by the officers of the Company executing such Security, as evidenced by their execution thereof. The format and spacing of the text of the Global Security may be varied to facilitate such production. Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution thereof. The format and spacing of the text of a Definitive Security may be varied to facilitate such production.

               (b) GLOBAL SECURITIES. Except as otherwise provided in this
Section 2.04(b), the Securities and PIK Securities, when issued, shall be issued in the form of a Global Security, the form of which is set forth in Exhibit A. Each Global Security shall be deposited on behalf of the subscribers for the Securities represented thereby with a common depositary (the "Depositary"), for credit to their respective accounts (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels office, or its successor as operator of the Euroclear Clearance System ("EUROCLEAR"), or Cedel Bank, societe anonyme ("CEDEL"). The principal amount of the Global Security evidencing Securities may be increased from time to time after the Initial Closing Date by means of appropriate adjustments made on the records of the Trustee or the

Authenticating Agent, whereupon the Trustee or the Authenticating Agent will instruct the Depositary or its authorized representative to make a corresponding adjustment to its records, but in no event shall the principal amount as so increased exceed U.S.$47,762,092 in the aggregate at any time.

               The Securities shall bear the legends set forth on their respective forms in Exhibits A and B. The Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Company directing it to do so.

               The Depositary or its nominee shall be the Holder of the Global Security, and owners of beneficial interests in the Securities represented by the Global Security shall hold such interests pursuant to the Applicable Procedures. Any such owner's beneficial ownership of any such Securities will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by EUROCLEAR or CEDEL. Transfer of interests in the Global Security shall be subject to the provisions of Section 2.05(b).

               Unless (A) the Depositary notifies the Company that it is unwilling or unable to continue as the depositary for the Global Security, and a successor depository is not appointed within 90 days of such notice, or (B) an Event of Default has occurred and is continuing with respect to a Global Security, owners of beneficial interests in a Global Security will not be entitled to have any portions of such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Definitive Securities and will not be considered the owners or holders of the Global Security. Upon the occurrence of an event described in the preceding sentence, the Depository shall cause the Global Security to be exchanged for Definitive Securities as provided in the next paragraph.

               Definitive Securities issued in exchange for a Global Security pursuant to the preceding paragraph, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. Upon any surrender of a Global Security, the Trustee shall authenticate and deliver the Securities issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in the preceding paragraph, the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities.

               Except as otherwise set forth in this Indenture or a Global Security, owners of beneficial interests in the Securities evidenced by a Global Security will not be entitled to any rights under the Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of the Applicable Procedures.

               SECTION 2.05. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE RESTRICTIONS ON TRANSFER.

               (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 8.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed Security Registrar (the "Security Registrar" or "Registrar") for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

               Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 8.02 for such purpose (a "Transfer Agent"), the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

               At the option of the Holder, and subject to the other provisions of this Section 2.05, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Global Security to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

               All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and subject to the other provisions of this Section 2.05, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

               No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.04 or 10.02 (other than, in the case of Securities, where Conversions Shares are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer.

               In the event of a redemption of the Securities in part, the Company will not be required (a) to register the transfer of, or exchange, any Security for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or
(b) to register the transfer of, or exchange any Security, or portion thereof, called for redemption.

               (b) Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security and transfers and exchanges of interests therein or of other Securities of the kind described in clauses (1) and (2) below shall be made only in accordance with this Section 2.05(b). Transfers and exchanges subject to this Section 2.05 shall also be subject to the other provisions of this Indenture that are not inconsistent with this
Section 2.05.

                      (1) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided, that this Clause (1) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.05(b)(1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the Applicable Procedures.

                      (2) In the event that a Global Security is exchanged for Securities other than Global Securities, such other Securities may in turn be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures as may be adopted by the Company and the Trustee from time to time.

               As used in this Section 2.05, the term "transfer" encompasses any sale, pledge, transfer or other disposition of a Security.

               (c) None of the Trustee, the Paying Agents, or the Registrar, nor any of their agents, shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

               SECTION 2.06. MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES. If any mutilated Security is surrendered to the Trustee, the Company shall execute, the Trustee or an Authenticating Agent shall authenticate and the Trustee shall deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

               If there be delivered to the Company and either to the Trustee:

               (1) evidence to their satisfaction of the destruction, loss or theft of any Security, and

               (2) such security, bond or indemnity as may be reasonably satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless,

then, in the absence of actual notice to the Company and the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, the Trustee or an Authenticating Agent shall authenticate and the Trustee shall deliver, in lieu of any such destroyed, lost or stolen Security for a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

               Upon the issuance of any new Security under this Section 2.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Paying Agents connected therewith).

               Every new Security issued pursuant to this Section 2.06 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

               The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

               SECTION 2.07. PAYMENT OF INTEREST, INTEREST RIGHTS PRESERVED. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the immediately preceding Regular Record Date.

               On each Interest Payment Date during the PIK Payment Period, the Company shall, in lieu of the payment of interest in cash, execute, and require the Trustee (upon Company Order given not less than 10 days prior to such Interest Payment Date) to authenticate for original issue, and issue to the appropriate Holders, PIK Securities in an aggregate principal amount equal to the amount of cash interest not paid on such Interest Payment Date. The issuance of such PIK Securities shall constitute full payment of such interest. Each issuance of PIK Securities in lieu of the payment of interest in cash shall be made pro rata with respect to the Outstanding Securities; provided, however, in the event that any such payment of PIK Securities would result in the issuance of any PIK Security in a principal amount which is less than $1,000 or which is not an integral multiple of $1,000 (such principal amount, if less than $1,000, or, if such principal amount is greater than $1,000, the difference between such principal amount and the highest integral multiple of $1,000 which is less than such principal amount, being hereinafter referred to as a "Fractional Principal Amount"), the Company shall cause the Paying Agent to pay the Holders otherwise entitled to Fractional Principal Amounts of PIK Securities a payment in cash in lieu thereof equal to, at the Company's option, either (a) each such Holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Company, on behalf of all such Holders, of the aggregate of the Fractional Principal Amounts or (b) the amount of such Holder's Fractional Principal Amount. If the Company defaults in issuing the requisite PIK Securities on an Interest Payment Date during the PIK Payment Period, the Company will thereafter be obligated to pay the aggregate amount of accrued interest required to be paid on such Interest Payment Date in cash as provided below. PIK Securities shall be subject to all of the provisions of this Indenture and, when issued, will be issued in the form of one Global Security subject to the provisions of Section 2.04(b).

               Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder of such Security on the relevant Regular Record Date by virtue of having been Holder on such date, and such Defaulted Interest (and interest on such Defaulted Interest to the extent lawful) may be paid by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee. The Company may pay the Defaulted Interest to the persons who are Holders of the Securities on a subsequent special record date ("Special Record Date"). The Company shall fix or cause to be fixed any such Special Record Date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder of a Security a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

               Subject to the foregoing provisions of this Section and Section 2.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

               In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Stated Maturity is prior to such Interest Payment Date), interest payable on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest payable after the date of conversion of such Security shall not be payable.

               SECTION 2.08. PERSONS DEEMED OWNERS. Prior to due presentment of a Security for registration of transfer, and prior to the effective registration of such transfer in the Security Register the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Sections 2.05 and 2.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

               SECTION 2.09. CANCELLATION. All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be canceled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.09, except as otherwise permitted by this Indenture. Unless otherwise requested by the Company and confirmed in writing, the Trustee shall, from time to time but not less than once annually, destroy all canceled Securities and deliver to the Company a certificate of destruction, which certificate shall specify the number, principal amount and, the form of each canceled Security so destroyed.

               SECTION 2.10 COMPUTATION OF INTEREST. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

               SECTION 2.11. ISIN AND COMMON CODE NUMBERS. The Company in issuing Securities may use "ISIN" and Common Code numbers (if then generally in use), and, if so, the Trustee shall use such "ISIN" and Common Code numbers in addition to serial numbers, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such ISIN and Common Code numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission in the ISIN or Common Code numbers.


                                   ARTICLE III

                               DEFAULTS, REMEDIES

               SECTION 3.01. EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XI or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) default in the payment of any interest (including any Additional Amount) upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

               (b) default in the payment of the principal of any Security at its Maturity; or default in the payment of the Redemption Price or Purchase Price of any Security when the same becomes due (whether or not such payment is prohibited by the provisions of this Indenture); or

               (c) the failure to deliver Conversion Shares (together with cash, if any, in lieu of fractional shares) when such Conversion Shares (and cash, if any, in lieu of fractional shares) are required to be delivered following the conversion of a Security (or portion thereof) and continuation of such default for a period of 10 days; or

               (d) the Company fails to perform or observe any covenant contained in this Indenture or in the Securities (other than a covenant, the default in the performance or observance of which is specifically dealt with elsewhere in this Section), and continuance of such default for a period of 30 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the Outstanding Securities a written notice specifying such default; or

               (e) Default by the Company or a Company Subsidiary under any mortgage, indenture, loan agreement or other instrument (other than the Securities) under which there shall be issued or by which there may be secured or evidenced any Indebtedness (as defined below) in a principal amount in excess of $1,000,000 (individually or in the aggregate) by the Company or such Company Subsidiary, whether such Indebtedness now exists or is created, incurred or assumed by the Company or a Company Subsidiary after the Initial Closing Date, which default is (i) caused by a failure to pay when due and after the expiration of any applicable grace period, the principal of, premium, if any, or interest on such Indebtedness or (ii) or is caused by the failure to comply with any covenant or condition contained in any such mortgage, indenture, loan agreement or other instrument if the effect of such default is to entitle (after giving effect to any applicable notice or cure rights) the holders of such Indebtedness (or a trustee of or for such holders) to then cause such Indebtedness to become due prior to its stated maturity, or result in the acceleration of the maturity of such Indebtedness and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a default or the maturity of which has been so accelerated; or

               (f) a final judgment or judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money in excess of $1,000,000 are entered by a court or courts of competent jurisdiction against the Company and/or any Company Subsidiary and remain undischarged for a period of 60 days (during which execution shall not be effectively stayed or any action shall be legally taken by any judgment creditor to levy upon assets of the Company and/or such Company Subsidiary to enforce such judgment); or

               (g) the Company or a Company Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding,
(ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing that it generally is unable to pay its debts as they become due; or (vi) takes any action for the purpose of effecting any of the foregoing; or

               (h) an involuntary case or proceeding under any Bankruptcy Law is commenced against the Company or a Company Subsidiary in a court of competent jurisdiction and is not dismissed within 90 days after the commencing thereof, or a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company or a Company Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company or a Company Subsidiary or for all or substantially all its property, and the order or decree remains unstayed and in effect for 90 days, or (iii) orders the liquidation of the Company or a Company Subsidiary, and such order remains unstayed and in effect for 90 days; or

               (i) the Company contests the validity or enforceability of a material provision of this Indenture or any of the Securities or attempts to terminate or repudiate a material provision of this Indenture or any Security (other than in a manner expressly permitted by this Indenture or the Securities).

               As used in Section 3.01(e), "Indebtedness" means (a) liabilities of the Company or a Company Subsidiary (i) for borrowed money or (ii) evidenced by bonds, debentures, notes or similar instruments (including purchase money obligations other than for the purchase of inventory or other property acquired in the ordinary course of business), (b) capitalized lease obligations, (c) guaranties of the liabilities of others described in clauses (a) and (b) and (d) renewals, extensions or refundings of any liabilities; "Bankruptcy Law" means Title 11, United States Bankruptcy Code or any similar Federal or state law for the relief of debtors; and "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               SECTION 3.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 3.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than a majority in principal amount of the Outstanding Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Securities shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 3.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities. The Holders of a majority in aggregate principal amount of the Outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

               SECTION 3.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding for any right or remedy available to it even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

               SECTION 3.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences other than (i) a continuing Default or Event of Default in the payment of principal of, or interest on, any Security or (ii) a Default or Event of Default in respect of a provision that under Section 6.02 cannot be amended without the consent of each Holder affected thereby. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

               SECTION 3.05. APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee pursuant to this Article III shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee under Section 4.07;

               SECOND: To the payment of all Senior Indebtedness to the extent required by Article XI.

               THIRD: To the payment of the amounts then due and unpaid for principal, premium, if any, interest or Additional Amounts on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, interest or Additional Amounts, respectively; and

               FOURTH: Any remaining amounts shall be repaid to the Company.

               SECTION 3.06. LIMITATION ON SUITS. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

               SECTION 3.07. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST AND TO CONVERT. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 2.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Purchase Date, as the case may be), and to convert such Security in accordance with Article X, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

               SECTION 3.08. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

               SECTION 3.09. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.06, each right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is not intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               SECTION 3.10. CONTROL BY HOLDERS OF SECURITIES. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

               (a) such direction shall not be in conflict with any rule of law or with this Indenture;

               (b) such direction shall not be unduly prejudicial to the rights of other holders of the Securities; and

               (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

               SECTION 3.11. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Security, by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court, may in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 3.11 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of, premium, if any, or interest on any Security or the payment of on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or for the enforcement of the right to convert any Security in accordance with Article X.

               SECTION 3.12. WAIVER OF STAY OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               SECTION 3.13. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 3.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amount provided for in Section 4.07.

               SECTION 3.14. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Securities allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 4.07.

                                   ARTICLE IV

                                   THE TRUSTEE

               SECTION 4.01.  CERTAIN DUTIES AND RESPONSIBILITIES.

               (a) Except during the continuance of an Event of Default,

                      (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

               (b) in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                      (i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

                      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                      (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

                      (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                      (v) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

               SECTION 4.02. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any default hereunder, the Trustee shall give to all Holders of Securities, in the manner provided in Section 1.06, notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that in the case of any Default of the character specified in Section 3.01(d), no such notice to Holders of Securities shall be given until at least 30 days after the occurrence thereof.

               SECTION 4.03. CERTAIN RIGHTS OF TRUSTEE. Subject to the provisions of Section 4.01:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (h) the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable in such actions other than for its own negligence or wilful misconduct; and

               (i) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture.

               SECTION 4.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities, or of the Common Stock issuable upon the conversion of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

               SECTION 4.05. MAY HOLD SECURITIES, ACT AS TRUSTEE UNDER OTHER INDENTURES. The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

               The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

               SECTION 4.06. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

               SECTION 4.07. COMPENSATION AND REIMBURSEMENT. The Company agrees:

               (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree upon in a separate written agreement for all services rendered by it hereunder;

               (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys' fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               To secure the Company's payment obligations in this Section 4.07, each of the Trustee and the Paying Agent and the Registrar (if the Trustee is acting in such capacities) shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities. To the extent the same entity serves in different capacities, it may assert the lien on its behalf in relation to each of those capacities.

               When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 3.01(g) or Section 3.01(h), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

               The provisions of this Section shall survive the termination of this Indenture.

               SECTION 4.08. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; DISQUALIFICATION; CONFLICTING INTEREST. Any Successor Trustee hereunder shall at all times be a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $1,000,000, subject to supervision or examination by federal or state authority, in good standing and having an established place of business in the Borough of Manhattan, The City of New York. If such successor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee. If at any time any successor Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 4.09.

               SECTION 4.09. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.
(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 4.10.

               (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 4.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 4.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (d)  if at any time:

                      (i)  the Trustee shall cease to be eligible under
Section 4.08 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months,

                      (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 3.11, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section and Section
4.10. If within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 4.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section and Section 4.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

               SECTION 4.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

               No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

               SECTION 4.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without, the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

               SECTION 4.12. AUTHENTICATING AGENTS. The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

               Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof, the District of Columbia, England and Wales, or Luxembourg, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 4.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 4.12.

               Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 4.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

               An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 4.12, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 4.12.

               The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 4.12.

               If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 4.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the form indicated by the bracketed text appearing in the form of certificate of authentication attached to Exhibits A and B hereto.


                                    ARTICLE V

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


               SECTION 5.01. COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease or otherwise dispose of all or substantially all of its assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease or otherwise dispose of all or substantially all of its assets to the Company, unless:

               (a) in case the Company shall consolidate with or merge into another Person or convey, transfer, sell or lease or otherwise dispose of all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale or other disposition (other than a lease), or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest (including Additional Amounts) on all of the Securities, as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 10.12.

               (b) immediately after giving effect to such transaction, and treating any Indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and

               (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 6.03.

               SECTION 5.02. SUCCESSOR SUBSTITUTED. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale, lease or other disposition of all or substantially all the properties and assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged, or to which such conveyance, transfer, sale, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a conveyance, transfer, sale, lease or other disposition, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE VI

                             SUPPLEMENTAL INDENTURE

               SECTION 6.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS OF SECURITIES. Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

               (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by this Indenture; or

               (b) to add to the covenants of the Company for the benefit of the Holders of Securities, or to surrender any right or power herein conferred upon the Company; or

               (c) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 10.12; or

               (d) to make any change in Article XI that would limit or terminate the benefits available to any holder of Senior Indebtedness (or their respective Representatives); or

               (e) to add guarantees with respect to the Securities or to secure the Securities; or

               (f) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities as the Company and the Trustee may deem necessary or desirable; provided that such action pursuant to this clause (f) shall not adversely affect the interests of the Holders of Securities.

               Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such amendment, and subject to and upon receipt by the Trustee of the documents required in connection therewith, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained.

               SECTION 6.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS OF SECURITIES. With the written consent of the Holders of not less than a majority in principal amount of the

Outstanding Securities or by a resolution adopted in accordance with Section 7.04, by the Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby,

               (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount or the rate of interest payable thereon, or reduce the amount of principal that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 3.02 or a redemption thereof pursuant to Article IX, or change the obligation of the Company to pay Additional Amounts, or change the coin or currency in which any Security or the interest thereon or any other amount in respect thereof is payable, or impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or, except as permitted by Section 10.12, adversely affect the right to convert any Security as provided in Article X, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders of Securities, or

               (b) reduce the requirements of Section 7.04 for quorum or voting, or reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture; or

               (c) modify the obligation of the Company to maintain pursuant to
Section 8.02 an office or agency in the State of New York, and a city in a Western European country, and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, in Luxembourg; or

               (d) modify any of the provisions of this Section or Section 3.10, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

               It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

               SECTION 6.03. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 4.01 and 4.03) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               SECTION 6.04. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

               SECTION 6.05. NOTATION ON OR EXCHANGE OF SECURITIES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

               SECTION 6.06. NOTICE OF SUPPLEMENTAL INDENTURES. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 6.02, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.06. Any failure of the Company to give notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE VII

                        MEETINGS OF HOLDERS OF SECURITIES

               SECTION 7.01. PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

               SECTION 7.02.  CALL, NOTICE AND PLACE OF MEETING.

               (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 7.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in the City of London, England, as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

               (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 7.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in the City of London, England, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph
(a) of this Section.

               SECTION 7.03. PERSONS ENTITLED TO VOTE AT MEETINGS. To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities or (b) a Person appointed by an instrument in writing (valid under the laws of the State of New York) as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

               SECTION 7.04. QUORUM; ACTION. The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 7.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum.

               Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote a majority in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

               At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 6.02) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in aggregate principal amount of Outstanding Securities represented and entitled to vote at such meeting.

               Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of Securities of any such resolutions or decisions pursuant to Section 1.06.

               SECTION 7.05. DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

               (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04.

               (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in
Section 7.02(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

               (c) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

               (d) Any meeting of Holders of Securities duly called pursuant to
Section 7.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.


                                  ARTICLE VIII

                                    COVENANTS

               SECTION 8.01. PAYMENT COVENANT. The Company covenants and agrees that it will duly and punctually pay the principal of, premium, if any, and interest (including Additional Amounts) on the Securities, the Purchase Price upon repurchase and the Redemption Price upon redemption, in each case, in accordance with the terms of the Securities and this Indenture. The amount payable by the Company in respect of any Principal

Payment Date shall be automatically reduced by the principal amount of all Securities or portions thereof to be redeemed on such Principal Payment Date which shall have been surrendered for conversion on or before the close of business on such Principal Payment Date.

               SECTION 8.02. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain (A) in the City and State of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or for exchange, where Securities may be presented for conversion and (B) subject to applicable laws and regulations, in a city in Western Europe, and for so long as the Securities are listed on the Luxembourg Stock Exchange, in Luxembourg, a Paying Agent, Transfer Agent and Conversion Agent for the Securities. The Trustee will act as "Registrar" and initially as principal Paying Agent, Conversion Agent and Transfer Agent for the Securities. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of the Securities or shall fail to furnish the Trustee with the address thereof, such presentations, and surrenders of Securities may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes specified above in this Section and may constitute and appoint one or more Paying Agents, Transfer Agents or Conversion Agents for the payment of such Securities, in one or more cities, and may from time to time rescind such designations and appointments; provided, however, that no such designation, appointment or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the places set forth in this Section 8.02. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless and until the Company rescinds one or more such appointments, the Company hereby appoints Banque Internationale a Luxembourg S.A. as its Luxembourg Paying Agent, Transfer Agent and Conversion Agent.

               SECTION 8.03. MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

               (a) If the Company shall at any time act as its own Paying Agent for Securities, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

               Whenever the Company shall have one or more Paying Agents, it will, one Business Day prior to each due date of the principal of, premium, if any, or interest (including Additional Amounts) on any Securities, deposit with a Paying Agent, in immediately available funds, a sum sufficient to pay the principal of, premium, if any, or interest (including any Additional Amounts) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

               The Company will cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee subject to the provisions of this Section, that such Paying Agent will:

                      (i) hold all sums held by it for the payment of principal of, premium, if any, or interest (including Additional Amounts) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                      (ii) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium or interest on the Securities; and

                      (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

               The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent, and, upon such payments by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company, on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such

Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

               (b) Any payment to be made in respect of the Securities by the Company to, or to the order of, any Paying Agent shall be in satisfaction pro tanto of the obligations of the Company under the Securities. The Company shall indemnify the Holders against any failure on the part of any Paying Agent to pay any sum due in respect of the Securities and shall pay such sum to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations of the Company under the Securities, shall give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by the Trustee or any Holder and shall continue in full force and effect despite any judgment, order, claim, or proof for a liquidated amount in respect of any sum due under the indenture, the securities or any judgment or order.

               (c) Notwithstanding the fact that a Paying Agent is not obligated to make any such payment, if a Paying Agent pays out any amount due under the terms of the Securities on or after the due date therefor on the assumption that the corresponding payment for such amount has been or will be made by the Company and such payment has in fact not been so made by the Company prior to the time that such Paying Agent makes such payment, then the Company shall, on demand, reimburse such Paying Agent for the relevant amount, and pay interest to such Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by such Paying Agent and expressed as a rate per annum.

               SECTION 8.04. ADDITIONAL AMOUNTS. The Company will pay to the Holder of any Security, Additional Amounts as provided in the forms of Security set forth in Exhibits A and B hereto. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

               At least 10 days prior to January 31, 1999, or an earlier Redemption Date or Purchase Date (and at least 10 days prior to each date of payment of principal or interest after such date or such earlier Redemption Date or Repurchase Date, if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate), the Company will furnish the Trustee and the Company's Luxembourg Paying Agent with an Officers' Certificate instructing the Trustee and such Paying Agent whether such payment of principal of, or interest on, the Securities shall be made to Holders of Securities who are United States Aliens without withholding for, or on account of, any tax, assessment or other governmental charge described in the forms of Securities set forth in Exhibits A and B hereto. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to the Trustee or the Luxembourg Paying Agent the Additional Amounts required by this Section to be paid in the event of any such withholding. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section, except to the extent such loss, liability or expense is attributable to the Trustee's negligence or bad faith.

               SECTION 8.05. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will promptly pay or discharge, and will cause each Company Subsidiary to pay or discharge, before the same may become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or such Company Subsidiary, and (2) all claims for labor, materials and supplies which, if unpaid, might by law become a Lien or charge upon the property of the Company; provided, however, that neither the Company nor any Company Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings, or (ii) if the effect of such failure to pay or discharge would not have a material adverse effect on the assets, business, operations, properties or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole.

               SECTION 8.06. STATEMENT BY OFFICERS AS TO DEFAULT. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of performance by the signatories of their duties as such officers of the Company they would normally obtain knowledge of whether any Default exists and whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture. Such Certificate shall further state, as to each such Officer signing such Certificate, to the best of the knowledge of such Officer, as of the date of such Officers' Certificate, (a) whether any such Default or Event of Default exists and is continuing, (b) whether the Company during the preceding fiscal year, complied with each and every covenant and obligation of the Company under this Indenture and the Securities and (c) whether any Default or Event of Default occurred during such preceding fiscal year and is continuing as of the date of such Officer's Certificate. If the Officers signing the Certificate know of such a Default or Event of Default, whether then existing or occurring during such preceding fiscal year, the Officers' Certificate shall describe such Default and its status with particularity. The Company shall also promptly notify the Trustee if the Company's fiscal year is changed so that the end thereof is on any date other than the then current fiscal year end date.

               The Company will deliver to the Trustee, forthwith upon becoming aware of the existence of a Default, Event of Default or material adverse change in the financial condition or results of operations of the Company and the Company Subsidiaries, on a consolidated basis, an Officers' Certificate specifying with particularity such Default, Event of Default or material adverse change and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

               SECTION 8.07. BOOKS AND RECORDS. The Company shall, and shall cause each of the Company Subsidiaries to, keep its books, records and accounts in accordance with GAAP applied on a basis consistent with preceding years.

               SECTION 8.08. MAINTENANCE OF INSURANCE. The Company shall maintain, and shall cause each Company Subsidiary to maintain, with financially sound and responsible insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are customary in the case of similarly situated corporations engaged in the same or similar business.

               SECTION 8.09. MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES, ETC. Except to the extent otherwise permitted by this Indenture, the Company shall, and shall cause each Company Subsidiary to, (i) do or cause or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its corporate existence, except that any Company Subsidiary may merge with or into the Company or any other Company Subsidiary so long as the surviving corporation of the Merger is the Company or a Company Subsidiary; (ii) at all times maintain, preserve and protect all of its patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits franchises and other rights, including distributorship and franchise agreements, that continue to be useful in some material respect in the conduct of its business; and (iii) preserve all the remainder of its property useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 8.09 shall prevent the Company or any Company Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of such Company Subsidiary, or of any executive officer of the Company or such Company Subsidiary, as applicable, having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Company Subsidiary.

               SECTION 8.10 TYPE OF BUSINESS. The Company shall, and shall cause each Company Subsidiary to, remain in substantially the same businesses in which the Company and the Company Subsidiaries are engaged as of the date of this Indenture or in other types of businesses reasonably related or incidental thereto, except to the extent that any such business of the Company or any Company Subsidiary is continued by the Company or any other Company Subsidiary.

               SECTION 8.11. INVESTMENTS. The Company shall not, and shall not permit any Company Subsidiary to, make or have outstanding any loan or advance to, or own purchase or acquire any obligations (other than accounts receivable generated in the ordinary course of business) or Securities of, or any interest in, or make any capital contribution to or acquire all or substantially all of the assets of, any other Person, other than: (a) strategic investments which in the good faith business judgment of the Board of Directors of the Company or the board of directors of the Company Subsidiary which proposes to make such investment, as the case may be, are in furtherance of the business purposes of the Company or the Company Subsidiary making such investment; (b) endorsement of negotiable instruments for collection or deposit in the ordinary course of business; (c) ownership of stock of the Company Subsidiaries; and (d) redemption of the Securities as permitted by the Securities under this Indenture.

               SECTION 8.12. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities as specified in the Offering Memorandum pursuant to which the Securities were offered for sale.

               SECTION 8.13. DIVIDENDS, ETC. The Company will not declare or pay any dividend on its capital stock (other than stock dividends), and, except as expressly permitted by this Indenture and the Securities, the Company will not, and will not permit any Company Subsidiary, to purchase, redeem, retire or acquire any capital stock or securities of the Company, such Company Subsidiary or another Company Subsidiary which is, directly or indirectly, convertible into or exchangeable for capital stock of the Company, such Company Subsidiary or another Company Subsidiary, or subordinated debt of the Company or such Company Subsidiary or another Company Subsidiary (except in accordance with the mandatory provisions of any securities which are or constitute convertible securities or subordinated indebtedness of any such corporations), or any option, warrant or other right of the Company to acquire any such capital stock, convertible securities or subordinated debt; provided that the Company may exercise its option pursuant to its July 1997 Shareholder Agreements with certain employee-shareholders to purchase shares of Common Stock of the Company held by any such shareholder upon death or termination of employment of such shareholder, provided that at the time the Company may seek to exercise any such option no Default or Event of Default shall have occurred and be continuing and immediately after giving effect to the exercise by the Company of such option, no Default or Event of Default shall have occurred and be continuing.

               SECTION 8.14. COMPLIANCE WITH LAWS, ETC. The Company will comply, and will cause each of the Company Subsidiaries to comply, in all material respects with all Requirements of Law and Contractual Obligations applicable to or binding upon any of them.

               SECTION 8.15. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Company Subsidiary to, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate, except (a) upon terms not less favorable to Company or the Company Subsidiary than if the Affiliate relationship did not exist and provided the transaction is approved by a majority of the Independent Directors of the Board of Directors of the Company; and (b) for the transactions and obligations disclosed under "Certain Relationships and Related Transactions" in the Company's Proxy Statement for its 1998 Annual Meeting of Shareholders.

               SECTION 8.16. LIMITATION ON LIENS. If the Company or any Company Subsidiary shall at any time create, incur, assume or permit to exist any Lien on any assets of the Company or such Company Subsidiary or any income or profits therefrom, then the Company shall, prior to or simultaneously with the creation, incurrence, assumption or commencement of existence of such Lien, secure or cause to be secured the due and punctual payment of the principal of, premium, if any, and interest on, and the Redemption Price and Purchase Price in respect of the Securities, equally and ratably with any and all indebtedness secured by such Lien; provided, however, that this covenant shall not apply in the case of Liens arising in the ordinary course of business of the Company or a Company Subsidiary, as applicable, or Liens on any assets of the Company or a Company Subsidiary securing Senior Indebtedness.


                                   ARTICLE IX

                                   REDEMPTION

               SECTION 9.01. SELECTION OF SECURITIES TO BE REDEEMED. If the Company, as permitted by the terms of the Securities, shall establish a Redemption Date for the Securities, then, if less than all the Securities are to be redeemed (as expressly permitted by the form of Securities set forth as Exhibits A and B hereto), the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from Outstanding Securities not previously called for redemption. The Trustee may, by such method as it shall deem fair and appropriate, select for redemption portions of the principal of Securities that have denominations of $10,000 or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

               If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as an Outstanding Security any Security surrendered for conversion during the period 15 days preceding the mailing of a notice of redemption and need not treat as an Outstanding Security any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

               SECTION 9.02. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall give notice of redemption in accordance with Section 1.06.

               All notices of redemption shall identify the Securities to be redeemed and shall state:

               (a)  the Redemption Date;

               (b)  the Redemption Price;

               (c) if any Security is being redeemed in part, (i) the portion of the principal amount of such Security to be redeemed and the aggregate principal amount of Outstanding Securities after such partial redemption, (ii) the last date on which exchanges or registration of transfers of Securities may be made pursuant to Section 2.05 hereof and (iii) the serial numbers of the Securities and the portions thereof called for redemption and that, after the Redemption Date, upon cancellation of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof;

               (d) the then current Conversion Price and the date on which the right to convert Securities or portions thereof to be redeemed will expire and the places where such Securities may be surrendered for conversion;

               (e)  the names and addresses of the Paying Agents;

               (f) that Securities called for redemption must be surrendered to a Paying Agent outside the United States to collect the Redemption Price plus accrued and unpaid interest;

               (g) on the Redemption Date, the Redemption Price and interest on the Securities to be redeemed, accrued through the Redemption Date, will become due and payable and that, unless the Company defaults in making such redemption payment or the Paying Agents are prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities called for redemption ceases to accrue on and after the earlier of the Redemption Date and the Conversion Date;

               At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

               SECTION 9.03. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed or otherwise provided, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in the Security.

               SECTION 9.04. DEPOSIT OF REDEMPTION PRICE. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 8.03) money sufficient to pay the Redemption Price of, and accrued interest up to, but not including, such Redemption Date, in respect of, all Securities to be redeemed on such date (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date) unless such Securities have theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or such Paying Agent shall return to the Company any money not required for that purpose.

               SECTION 9.05. SECURITIES REDEEMED IN PART. Upon cancellation of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

               SECTION 9.06. PAYMENT OF REDEMPTION PRICE. In the event of a redemption of Securities by the Company, the Company shall pay or cause to be paid to the Trustee or any Paying Agent the Redemption Price; provided, however, that installments of interest that mature on or prior to the Redemption Date shall be payable in cash to the Holders of Securities to be redeemed, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Article II.


                                    ARTICLE X

                                   CONVERSION

               SECTION 10.01. CONVERSION RIGHT. A Holder of a Security may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company ("Conversion Shares") at any time on or after November 30, 1998 and prior to the close of business (New York time) on the date of Maturity of such Security, at the Conversion Price then in effect, except that, with respect to any Security called for redemption or repurchase, such conversion right shall terminate at the close of business on the Redemption Date or the Purchase Date, as the case may be. The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security to be converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

               The initial Conversion Price is stated in the forms of the Securities set forth in the Exhibits A and B hereto and is subject to adjustment as provided in this Article X.

               Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it. A Holder of Securities is not entitled to any rights of a holder of Conversion Shares until such Holder of Securities has converted such Securities into Conversion Shares, and only to the extent that such Securities are deemed to have been converted into Conversion Shares under this Article X.

               SECTION 10.02. CONVERSION PRIVILEGE. To convert a Security, a Holder must (1) complete and sign a notice of election to convert substantially in the forms set forth in Exhibits A and B hereto (each, a "Conversion Notice"),
(2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar, Transfer Agent or Conversion Agent and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent, a certificate for the number of whole Conversion Shares issuable upon such conversion and a check for any fractional Conversion Share determined pursuant to Section 10.04 and (except as provided in the next paragraph) for interest on such Security accrued through the Conversion Date. The person in whose name the certificate for Conversion Shares is to be registered shall become the shareholder of record on the Conversion Date and, as of the Conversion Date, the rights of the Holder of the Securities shall cease as to the portion thereof so converted; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the Conversion Shares upon such conversion as the shareholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such Conversion Shares as the shareholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

               No payment or adjustment will be made in respect of dividends or distributions on Conversion Shares. If any Holder surrenders a Security for conversion after the close of business on the Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of such

Security on such Record Date. In such event, such Security, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the portion so converted.

               If a holder converts more than one Security at the same time, the number of whole Conversion Shares issuable shall be based on the total principal amount of Securities converted.

               Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

               SECTION 10.03. PARTIAL CONVERSION

               In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denomination in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amounts of such Security, both to be converted and to remain Outstanding after such conversion, equal U.S.$10,000 or an integral multiple thereof.

               SECTION 10.04. FRACTIONS OF SHARES.

               No fractional Conversion Shares shall be issued upon conversion of any Security. Instead of any fractional Conversion Share which would otherwise be issuable upon conversion of any Security, the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a Share) in an amount equal to the same fraction of the Conversion Price per Conversion Share at the close of business on the Conversion Date.

               SECTION 10.05. TAXES ON CONVERSIONS.

               The issuance of certificates for Conversion Shares upon the conversion of any Security shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Security; provided, however, that in the event that certificates for Conversion Shares are to be issued in a name other than the name of the Holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the

Company, duly executed by the Holder thereof or his duly authorized attorney; and provided further, moreover, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Security, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

               SECTION 10.06. ADJUSTMENT OF CONVERSION PRICE.

               (a) In case the Company shall pay or make a dividend or other distribution to all holders of any class of its capital stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator shall be the sum of the numerator and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 10.06(a), the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

               (b) In case the Company shall (by dividend or otherwise) distribute to all holders of its Common Stock evidences of indebtedness or assets (including stock or other securities and cash of the Company or any other issuer, but excluding any regular cash dividends paid out of earned surplus and any dividend or distribution referred to in Section 10.06(a)), the Conversion Price shall be reduced so that the same shall equal the product of multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 10.06(b) by a fraction, of which the numerator shall be the current market price per share (determined as provided in the next paragraph of this Section 10.06(b)) of the Common Stock on the date of such effectiveness less the then fair market value of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock. Such reduction shall become effective immediately prior to the opening of business on the day next following the date fixed for the payment of such distribution. Each reference to "fair market value" in this
Section 10.06 shall mean fair market value as reasonably determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee.

               For the purpose of any computation under this Section 10.06, the "current market price per share" of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the Daily Closing Prices Per Share for each of the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to any issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

               (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (d) If the Company shall issue or sell any shares of Common Stock for a consideration per share less than the current market price per share in effect immediately prior to the time of such issue (determined as provided in Section 10.06(b)) or sale or for no consideration (excluding any event set forth in Section 10.06 (a) or (b)), then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the consideration per share received by the Company for the shares of Common Stock issued or sold; provided, however, that the Conversion Price shall not be reduced by reason of (i) the exercise of any options or warrants to purchase Common Stock which (A) are outstanding on the date hereof or (B) are granted hereafter pursuant to a stock incentive plan for the benefit of employees of the Company and Company Subsidiaries which has been or may be adopted by the stockholders of the Company; or (ii) the issue or grant of the options referred to in clause (i)(B) above; or (iii) any shares of Common Stock, Convertible Securities or options or warrants to subscribe for or purchase Common Stock or Convertible Securities issued by the Company as consideration for the acquisition by the Company or any Company Subsidiary of a controlling interest in another corporation or all or substantially all of its assets by merger, purchase or otherwise. In no event shall the Conversion Price be adjusted so that the Conversion Price per share is less than the par value per share of the Common Stock.

               For purposes of this Section 10.06(d), the following shall be applicable:

               (1) If the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any capital stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights, warrants or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights, warrants or options or upon conversion or exchange of such Convertible Securities shall be less than the current market price per share in effect immediately prior to the time of the granting of such rights, warrants or options, as the case may be, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, warrants or options shall be deemed to be issued as of the date of the issuance of such rights, warrants or options and the reduction set forth in Section 10.06(d), if any, shall be effected as of such date. For the purpose of the preceding sentence, the price per share for which shares of Common Stock are issuable upon exercise of rights, warrants or options of the type described in the preceding sentence or upon conversion or exchange of such Convertible Securities shall be determined by dividing (i) the total amount (in each case as determined in good faith by the Board of Directors pursuant to Section 10.06(d)(4)), if any, received or receivable by the Company as consideration for the granting of such rights, warrants or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, or plus, in the case of such rights, warrants or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange, at such time of all such Convertible Securities issuable upon the exercise of such rights, warrants or options. Except as provided in clause (3) below, no further adjustment of the Conversion Price shall be made upon the actual issue of such shares of

Common Stock or of such Convertible Securities upon exercise of such rights, warrants or options or upon the actual issuance of such shares of Common Stock upon conversion or exchange of such Convertible Securities.

               (2) If the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the right to exchange or convert thereunder is immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the current market price per share in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be issued as of the date of the issuance of such Convertible Securities and the reduction set forth in Section 10.06(d), if any, shall be effected as of such date, (a) except as otherwise provided in clause
(3) below, no further adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any warrant or option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to the provisions of clause (1) above, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (3) Upon the happening of any of the following events, namely, if the purchase price provided for in any right, warrant or option referred to in clause (1) above, or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in clauses (1) or (2) above, or the rate at which any Convertible Securities referred to in clauses (1) or (2) above are convertible into or exchangeable for shares of Common Stock, shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at such time had such rights, warrants or options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time they had initially been granted, issued or sold. On the expiration of any such option or right referred to in clause (1) above, or the termination of any such right to convert or exchange any such Convertible Securities referred to in clauses (1) or (2) above, the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at the time of such expiration or termination had such right, warrant, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the shares of Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in clause (1), or the rate at which any Convertible Securities referred to in clauses (1) or (2) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right, warrant or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have been obtained had such right, warrant, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of such shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

               Notwithstanding the foregoing, if an adjustment has been made to the Conversion Price as a result of the issuance of any class of rights, warrants, options or Convertible Securities, and a portion of such class has been exercised, converted or exchanged, then no increase in the Conversion Price shall be made by reason of a subsequent change in the purchase price, or conversion rate, as the case may be, or the expiration, of any such rights, options or Convertible Securities remaining outstanding.

               (4) In case at any time shares of Common Stock or Convertible Securities or any rights, warrants or options to purchase shares of Common Stock or Convertible Securities, shall be issued or sold for cash, the consideration therefor shall be the amount of such cash consideration. In case at any time any shares of Common Stock, Convertible Securities or any rights, warrants or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors.

               (5) In case at any time any shares of Common Stock, Convertible Securities or any rights, warrants or options to



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


purchase any shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair market value, of such portion of the assets and business of the nonsurviving corporation as the Board of Directors may reasonably determine in good faith to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.

               (6) In case at any time any rights, warrants or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights, warrants or options shall be deemed to have been issued without consideration; and if a specific amount of consideration is allocated to such rights, warrants or options, such rights, warrants or options shall be deemed to have been issued for such consideration.

               (7) In the event of any consolidation or merger of the Company in which stock or securities of another corporation are issued in exchange for Common Stock of the Company or in the event of any sale of all or substantially all of the assets of the Company in exchange for stock or other securities of another corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, as reasonably determined in good faith by the Board of Directors, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of Conversion Shares receivable upon conversion of this Security immediately prior to such merger, consolidation or sale, for purposes of Section 10.12, shall be made after giving effect to such adjustment of the Conversion Price.

               (e) In case the Company shall fail to take a record of the holders of its shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock or Convertible Securities, or (ii) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               SECTION 10.07. NO ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price; provided, however, that any adjustments which by reason of this Section 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               SECTION 10.08. OTHER ADJUSTMENTS. In the event that, as a result of an adjustment made pursuant to Section 10.06 hereof, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of its Common Stock, then, thereafter, the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

               SECTION 10.09. ADJUSTMENTS FOR TAX PURPOSES. The Company may, at its option, make such reductions in the Conversion Price, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares of Common Stock, distribution of rights to purchase Common Stock or Convertible Securities or distribution of Convertible Securities made by the Company to holders of Common Stock will not be taxable to the recipients thereof.

               SECTION 10.10 NOTICE OF ADJUSTMENT. Whenever the Conversion Price is adjusted, the Company shall give notice to the Holders in accordance with
Section 1.06 and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment. Copies of such notice will be available to Holders on request at the office of each Conversion Agent.

               SECTION 10.11. NOTICE OF CERTAIN TRANSACTIONS. In the event that:

                  (1) the Company takes any action which would require an adjustment in the Conversion Price;

                      (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12; or

                      (3) there is a dissolution or liquidation of the Company;

a Holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the



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


effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall give notice to the Holders in accordance with Section 1.06 and to the Trustee stating the proposed record or effective date, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.

               SECTION 10.12. EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS OR SALES OF ASSETS. If any of the following shall occur, namely:

               (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

               (b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or

               (c) any sale or conveyance of all or substantially all of the property or business of the Company and the Company
Subsidiaries as an entirety;

then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article X. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 10.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

               In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto. Neither the Trustee nor any Conversion Agent shall have any duty whatsoever to determine whether a supplemental indenture under this Section 10.12 is required or what the provisions of such supplemental indenture should be, but may accept as conclusive evidence of the correctiveness of such provisions, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

               SECTION 10.13. COMPANY TO RESERVE COMMON STOCK. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of Securities, the full number of shares then issuable upon the conversion in full of all Outstanding Securities.


                                   ARTICLE XI

                                  SUBORDINATION

               SECTION 11.01. SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of, premium, if any, accrued interest on, the Redemption Price or Purchase Price in respect of, each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

               SECTION 11.02.  PAYMENT OVER OF PROCEEDS UPON
DISSOLUTION, ETC. Upon any distribution of assets of the Company in the event of

               (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to its assets, or

               (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

               (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, or

               (d) any other event which would constitute an Event of Default specified in Section 3.01(g) or Section 3.01(h).

then, and in any such event, the holders of Senior Indebtedness shall be entitled to receive

                      (1) payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment (other than Permitted Junior Securities) on account of the principal of, premium if any, accrued interest on, Redemption Price, Purchase Price or cash in lieu of fractional shares on conversion or in respect of the Securities, and

                      (2) any payment or distribution of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities.

               In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full, or payment thereof provided for, and if prior to the time of such payment or distribution, the Trustee or such Holder shall have received written notice from the Company or a holder of Senior Indebtedness of the occurrence of any such event and the fact that the Senior Indebtedness has not been paid in full, then, in such event, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay, or provide for the payment of, all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in
Article V shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such assets substantially as an entirety, as the case may be, shall as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article V.

               SECTION 11.03. DEFAULT ON SENIOR INDEBTEDNESS. The Company may not make any payment of the principal of, premium, if any, accrued interest on, or the Redemption Price or Purchase Price in respect of, the Securities, nor may the Company acquire any Securities for cash or property (except as otherwise provided by Article X and other than for capital stock of the Company) if:

                      (1) a payment default on any Senior Indebtedness has occurred and is continuing beyond any applicable grace period with respect thereto; or

                      (2) a default (other than a default referred to in the preceding clause (1)) on any Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate the maturity thereof and the default is the subject of judicial proceedings or the Company receives a notice of default thereof from any Person who may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness (a "Senior Indebtedness Default Notice").

               If the Company receives a Senior Indebtedness Default Notice, then a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section 11.03. The Company may resume payment on the Securities and may acquire Securities if and when:

               (a) the default referred to above is cured or waived as provided or permitted in accordance with the terms of the applicable Senior Indebtedness; or

               (b) in the case of a default referred to in clause (2) of the preceding paragraph, 179 or more days pass after the receipt by the Company of the Senior Indebtedness Default Notice described in clause (2) above; and

this Indenture otherwise permits the payment or acquisition at that time.

               In the event that, notwithstanding the foregoing, the Company makes a payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and the Trustee, subject to Sections 11.09 and 11.11, or such Holder receives written notice from the Company or a holder of Senior Indebtedness prior to the receipt of such payment that any such payment is prohibited, then, and in such event, such payment shall (to the extent permitted by law) be paid over and delivered forthwith to the Company by or on behalf of the Person holding such payment for the benefit of the holders of the Senior Indebtedness.

               Nothing contained in this Article XI or elsewhere in this Indenture or in any of the Securities shall prevent the conversion by a Holder of any Securities into shares of Common Stock in accordance with the provisions for conversion of such Securities set forth in this Indenture, including the payment of cash in lieu of fractional shares of Common Stock in accordance with
Article XI, or in any of such Securities in the event of an occurrence of the events described in this Section 11.04.

               The provisions of this Section shall not apply to any payment with respect to which Section 11.02 would be applicable.

               SECTION 11.04. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article XI or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.02 or under the conditions described in
Section 11.03, from making payments at any time of the principal of, premium, if any, accrued interest on, or the Redemption Price or Purchase Price, as the case may be, in respect of the Securities.

               SECTION 11.05. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to payment in full of all Senior Indebtedness to the extent and in the manner set forth in this Article XI, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property and securities applicable to the Senior Indebtedness until the principal amount of, premium, if any, accrued interest on, or the Redemption Price or Purchase Price, in respect of, the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

               SECTION 11.06. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of, premium, if any, accrued interest on, or the Redemption Price or Purchase Price in respect of the Securities, as and when the same shall become due and payable in accordance with the terms of the Securities and this Indenture; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

               SECTION 11.07. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Security, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

               SECTION 11.08.  NO WAIVER OF SUBORDINATION PROVISIONS.
No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, increase or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

               SECTION 11.09. NOTICE TO TRUSTEE. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist.

               The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 11.10. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any final, nonappealable order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

               SECTION 11.11. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherWise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder or that would permit the resumption of any such payment unless a Responsible Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 11.06. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

               SECTION 11.12. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 4.07.

               SECTION 11.13. ARTICLE X APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 11.09 and 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


                                   ARTICLE XII

                         REPURCHASE ON CHANGE IN CONTROL

               SECTION 12.01. RIGHT TO REQUIRE REPURCHASE. In the event that a Change in Control shall occur, then each Holder of Securities shall have the right (the "Repurchase Right"), at such Holder's option, to require the Company to repurchase, and upon the exercise of such Repurchase Right the Company shall purchase, all of such Holder's Securities on the date (the "Purchase Date") that is 45 days after the date of the Company Notice at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the Purchase Date (the "Purchase Price"); provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section
2.07. Whenever in this Indenture there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Purchase Price payable in respect of such Security to the extent that such Purchase Price is, was or would be so payable at such time, and express reference to the Purchase Price in any provision of this Indenture shall not be construed as excluding the Purchase Price in those provisions of this Indenture where such express reference is not made.

               SECTION 12.02. NOTICES; METHOD OF EXERCISING PURCHASE RIGHT, ETC.
(a) On or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 1.06, notice (the "Company Notice") of the occurrence of a Change in Control and of the Repurchase Right set forth herein arising as a result thereof. The Company shall, so long as the Debentures are listed on the Luxembourg Stock Exchange, and the rules of such Stock Exchange so require, cause the Company Notice to be published in an Authorized Newspaper in Luxembourg, and also deliver a copy of such notice of a repurchase right to the Trustee.

               Each Company Notice shall include a form of change in control purchase notice ("Change in Control Purchase Notice") to be completed by each Holder and shall state:

               (i) the Purchase Date;

               (ii) the date by which the Repurchase Right must be exercised ("Repurchase Expiry Date");

               (iii) the Purchase Price;

               (iv) a description of the procedure which a Holder must follow to exercise a Repurchase Right and the place or places where such Securities are to be surrendered for payment of the Purchase Price;

               (v) that on the Purchase Date the Purchase Price will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after the Repurchase Expiry Date; and

               (vi) the Conversion Price then in effect, that at the close of business on the Repurchase Expiry Date, the right to convert the principal amount of the Securities to be repurchased will terminate, and the place or places where such Securities may be surrendered for conversion.

               No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Purchase Right or affect the validity of the proceedings for the repurchase of Securities.

               If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

               (b) To exercise a Repurchase Right, a Holder of Securities shall deliver, in accordance with the procedure set forth in the Company Notice, on or before the 45th day after the date of the Company Notice:

               (i) Change in Control Purchase Notice, which Notice shall set forth:

                      (A) the name of the Holder;

                      (B) the principal amount of the Securities to be repurchased; and

                      (C) a statement that an election to exercise the Repurchase Right is being made thereby; and

               (ii) the Securities with respect to which the Repurchase Right is being exercised, which shall be all of such Holder's Securities or any portion thereof which is an authorized denomination of such Securities. Such Change in Control Notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the Repurchase Right is being exercised shall continue until the close of business on the Purchase Date.

               (c) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or any Paying Agent the Purchase Price in cash for payment to the Holder on the Purchase Date provided, however, that installments of interest that mature on or prior to the Purchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Article II.

               (d) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Purchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest from the Purchase Date at the rate borne by such Security, and each Security shall remain convertible into Common Stock until the principal, together with any accrued and unpaid interest thereon, of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.


                                  ARTICLE XIII

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                DEPOSITED MONEYS

               SECTION 13.01. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of conversion, exchange, or replacement of Securities herein expressly provided for and any right to receive Additional Amounts as provided in the forms of Securities set forth in Exhibits A and B hereto and the Company's obligations to the Trustee pursuant to
Section 4.07, and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

               (a)    either

                      (i) all Securities theretofore authenticated and delivered (other than (1) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (2) Securities for whose payment money had theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.03) have been delivered to the Trustee for cancellation; or

                      (ii)  all such Securities not theretofore
delivered to the Trustee or the Paying Agent or its agent for cancellation (other than Securities referred to in Section 13.01(a)(1) and (2) above):

                             (1) have become due and payable; or

                             (2)  have been called for redemption pursuant
to Article IX, or provision satisfactory to the Trustee shall have been made for the giving of notice of redemption as provided in Article IX, and the Company shall have deposited or caused to be deposited in trust with the Trustee or a Paying Agent (other than the Company) funds (to be immediately available for payment) in an amount sufficient to pay at maturity or upon redemption such Securities not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to the Maturity Date, Redemption Date or Purchase Date, as the case may be;

                             (3) the Company has paid or caused to be paid all
other sums payable thereunder by the Company; and

                             (4)  the Company has delivered to the Trustee an
Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

               (b) all obligations of the Company in respect of the Securities shall cease and be discharged, and the Holders of such Securities shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under this Indenture or with respect to such Securities.

               Notwithstanding the satisfaction and discharge of this Indenture, the rights, remedies, immunities and defenses of the Trustee under this Indenture, including but not limited to those contained in Section 4.01, with respect to actions taken or omitted to be taken pursuant to this Indenture and events occurring prior to such satisfaction and discharge, and the obligations of the Company to the Trustee under Section 4.07 shall survive.

               SECTION 13.02. APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF SECURITIES. All moneys deposited with the Trustee pursuant to Section
13.01 shall be held in trust and applied by it to the payment to the Holders of the particular Securities, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       NOBLE INTERNATIONAL, LTD.


                                       By
                                         --------------------------------------
                                         Name:  Robert J. Skandalaris
                                         Title: Chief Executive Officer

Attest:


--------------------------------------
Name:  Michael C. Azar
Title: Secretary




                                       AMERICAN STOCK TRANSFER & TRUST COMPANY


                                       By
                                         --------------------------------------
                                               Name:  Herbert J. Lemmer
                                                Title:

Attest:



--------------------------------------
Name:
Title:

STATE OF NEW YORK            )
                             ) ss.:
COUNTY OF NEW YORK           )


               On the 23rd day of July, 1998, before me personally came Robert
J. Skandalaris, to me known, who, being by me duly sworn, did depose and say that he is Chief Executive Officer of NOBLE INTERNATIONAL, LTD., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        --------------------------------------
                                        Notary Public



STATE OF NEW YORK            )
                             ) ss.:
COUNTY OF NEW YORK           )


               On the ____ day of July, 1998, before me personally came Herbert
J. Lemmer, to me known, who, being by me duly sworn, did depose and say that he is _____________ of American Stock Transfer & Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                                        --------------------------------------
                                        Notary Public

                                                                      EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S, AN EXEMPTION FROM REGISTRATION PURSUANT TO THE PROVISIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED, OFFERED OR SOLD PRIOR TO THE END OF THE ONE YEAR (1) PERIOD (THE "DISTRIBUTION COMPLIANCE PERIOD") COMMENCING ON THE LATER OF (i) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) OR (ii) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE DEBENTURES BY THE COMPANY, UNLESS SUCH TRANSFER, OFFER OR SALE (i) IS MADE IN AN "OFFSHORE TRANSACTION" AND NOT TO A "U.S. PERSON" (OTHER THAN A "DISTRIBUTOR") (AS SUCH TERMS ARE DEFINED IN REGULATION S) OR (ii) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE SOLD EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF THE DEBENTURE SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

"BY REQUESTING THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AFTER THE DISTRIBUTION COMPLIANCE PERIOD, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IF SUCH TRANSFER IS MADE TO A U.S. PERSON, THAT AT THE TIME OF SUCH TRANSFER THE HOLDER IS NOT AN "AFFILIATE" OF THE COMPANY (AS SUCH TERM IS DEFINED IN THE SECURITIES ACT) OR AN "UNDERWRITER" OR "DEALER" (AS SUCH TERMS ARE DEFINED IN THE ACT), IS NOT A "DISTRIBUTOR" AND SUCH TRANSFER IS NOT BEING MADE AS PART OF A PLAN OR SCHEME TO EVADE THE REGISTRATION PROVISIONS OF THE SECURITIES ACT."

                            NOBLE INTERNATIONAL, LTD.

                 6% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2005

                           REGISTERED GLOBAL SECURITY


No. ______                                                     $______________

ISIN No. XS0089378268

Common Code 008937826


               NOBLE INTERNATIONAL, LTD., a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Banque Internationale a Luxembourg S.A. or registered assigns, the principal sum of U.S. $___________ (which principal amount may be increased from time to time by adjustments made in the records of the Trustee or the Authenticating Agent in accordance with the Indenture, but in no event shall the principal amount as so increased exceed $47,762,092) in installments as follows: on each January 31 and July 31 (each, a "Principal Payment Date"), commencing on January 31, 2004, with the last principal installment being due on July 31, 2005, the Company will cause to be paid to the Holder of record of this Security as of the close of business on the Principal Payment Record Date immediately preceding such Principal Payment Date, a sum in cash equal to 25% of the aggregate principal amount of this Debenture outstanding on such Principal Payment Date, except that the last such installment shall be equal to the aggregate principal amount of the Debenture outstanding on July 31, 2005 (together with accrued interest thereon to such Principal Payment Date); and to pay interest on the principal amount of this Security outstanding from time to time from the Initial Closing Date or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on January 31 and July 31 in each year (each, an "Interest Payment Date"), commencing January 31, 1999, at the rate of 6% per annum, until the principal hereof is due, and at the rate of 10% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest until paid in full. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

               As provided in the Indenture, on each Interest Payment Date during the PIK Payment Period, interest then due shall be paid by the issuance of PIK Debentures in an aggregate principal amount equal to the amount of cash interest that would otherwise be paid on such Interest Payment Date, together with a cash payment in lieu of any Fractional Principal Amount equal to, at the Company's option, either (a) the Holder's proportionate interest in the net proceeds from the sale or sales in the open market of the aggregate of the Fractional Principal Amounts or (b) the amount of the Holder's Fractional Principal Amount. Except as otherwise provided in the Indenture, any accrued interest payable on an Interest Payment Date not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the office of the Paying Agent in Luxembourg, or at such other office or agency of the Company as may be designated by it for such purpose in the State of New York or Western Europe, in such coin or currency of The United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of interest on this Security may be made by United States Dollar check drawn on a bank in the Borough of Manhattan, The City of New York, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Registrar setting forth wire instructions not later than the relevant Record Date, if any, by wire transfer to a United States Dollar account maintained by the Holder with a bank in the Borough of Manhattan, The City of New York (provided that such Holder shall have furnished wire instructions in writing to any Paying Agent no later than 15 days prior to the relevant payment date).

               Each Holder of this Global Security, by acceptance hereof, agrees that transfers of beneficial interests herein may be effected only through a book entry system maintained by Euroclear or Cedel, and that ownership of a beneficial interest in this Global Security shall be required to be reflected in a book entry.

               1. The Company will pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security (including payment on redemption or repurchase), and any cash payments made in lieu of issuing fractional Conversion Shares upon conversion of this Security, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to any one or more of the following:

                  (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member, stockholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, stockholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business therein or being or having been present therein, or having or having had an office, fixed place of business or permanent establishment therein, (ii) such Holder's or beneficial owner's present or former status as a personal holding company or a foreign personal holding company with respect to the United States, a foreign private foundation or other foreign tax exempt organization described in Section 1443 of the Code, a controlled foreign corporation or a passive foreign investment company for United States tax purposes, or a corporation which accumulates earnings to avoid United States federal income tax, (iii) such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, stockholder or possessor) is considered as having made an election, the effect of which is to make payments of principal of, premium, if any, and interest on this Security subject to United States federal income tax; provided, however, if failure to make such election, would result in a higher income tax liability related to this Security then such Holder shall be deemed not to have made such election or (iv) such Holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

               (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided, whichever occurs later;

               (c) any estate, inheritance, gift, sales, transfer or personal or intangible property or any similar tax, assessment or governmental charge;

               (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the Holder or beneficial owner of this Security, if such compliance is required by statute, regulation or ruling or other administrative action of the United States or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

               (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on this Security;

               (f) any tax, assessment or other governmental charge imposed on interest received by a Person holding, actually or constructively, 10% or more of the total combined voting power of all classes of capital stock of the Company entitled to vote;

               (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest on this Security, if such payment can be made without such withholding by any other Paying Agent;

               (h) any tax, assessment or other governmental charge imposed on a Holder that is not a beneficial owner of this Security or that is a partnership or a fiduciary, but only to the extent that any beneficial owner or beneficiary or settlor with respect to the fiduciary or member of the partnership would not have been entitled to the payment of Additional Amounts had the beneficial owner, beneficiary, settlor or member directly received its beneficial or distributive share of payments on this Security; and

               (i) any combination of items (a), (b), (c), (d), (e), (f), (g) and (h) above.

               2. For purposes of this Security, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands); and "United States Alien" means any Person that is, for United States federal income tax purposes, (a) a foreign corporation; (b) a nonresident alien individual; (c) an estate, the income of which is not subject to United States federal income taxation (regardless of its source) or a trust, if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of such trust; (d) a "foreign trust" as defined in Section 7701(a)(31) of the Code; or
(e) a foreign partnership, one or more of the members of which is, for United States federal income tax purposes, any of the foregoing types of Persons, estates or trusts.

               3. Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, any Security, such reference shall be deemed to include a reference to of the payment of Additional Amounts payable as described in Paragraph 1 above to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such Security and express reference to the payment of Additional Amounts (if applicable) in any provisions of this Security shall not be construed as excluding reference to Additional Amounts in those provisions of this Security where such express reference is not made.

               4. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               5. The Indenture and this Global Security shall be deemed to be a contract made under the laws of the State of New York, United States of America, and for all purposes shall be governed by and construed in accordance with the internal substantive law of such State, without giving effect to the choice of law rules of such State.

               6. All terms used in this Global Security which are defined in the Indenture have the meanings assigned to them in the Indenture.

               7. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this Global Security to be duly executed under its corporate seal.


Dated:

                                      NOBLE INTERNATIONAL, LTD.


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

Attest:



--------------------------------------
Name:
Title:

                                                                       EXHIBIT A

                                [FORM OF REVERSE]


               1. This Security is one of a duly authorized issue of securities of the Company designated as its 6% Convertible Subordinated Debentures due 2005 (herein called the "Securities"), limited in aggregate principal amount to $47,762,092 (including PIK Debentures), issued and to be issued under an Indenture, dated July 23, 1998 (herein called the "Indenture"), between the Company and American Stock Transfer and Trust, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the holders of Senior Indebtedness, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar or Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements or transfer documents or certificates and to pay any taxes and fees required by law or permitted by the Indenture.

               2. Prior to January 31, 2000, this Security will not be redeemable at the option of the Company. On and after that date and prior to Maturity, the Company may redeem this Security for cash in whole or in part (in any integral multiple of $1,000), upon not less than 30 nor more than 60 days' notice to the Holders of the Securities prior to the Redemption Date, at the Redemption Prices of the Securities, expressed as a percentage of the principal amount of the Securities to be redeemed, as set forth in the following table, during each 12- month period beginning on the date specified in such table, in each case plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date).


                      REDEMPTION PERIOD             REDEMPTION
                      COMMENCEMENT DATE               PRICE
                       ----------------              ------
                       January 31, 2000              110.0%

                       July 31, 2000                 107.5

                       July 31, 2001                 104.5

                       July 31, 2002                 102.5

                       July 31, 2003                 101.5

                       July 31, 2004                 100.5


               In case of a redemption of the Securities in part, selection of the Securities for redemption will be made by the

Trustee, on a pro rata basis, by lot or such other method as the Trustee shall deem fair and appropriate.

               3. If as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application or official interpretation of such laws, regulations or rulings (collectively, a "Tax Law Change"), the Company has or will become obligated to pay to the Holder of any Security Additional Amounts (as described in Paragraph 1 on the face of this Security) and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Securities in whole, but not in part, upon not less than 30 nor more than 90 days' notice to the Holders prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Securities then due, provided that at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Any redemption of Securities pursuant to this Paragraph 3 shall be made at a Redemption Price equal to 100% of the principal amount plus accrued and unpaid interest to the Redemption Date and any Additional Amounts then payable. Prior to the giving of any notice of redemption pursuant to this Paragraph, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an Opinion of Counsel to the effect that the legal conditions precedent to the right of the Company to effect such redemption have occurred. In the case of the occurrence of a Tax Law Change, the Company's right to redeem the Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts specified in such second paragraph.

               4. In the event of a redemption of less than all of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

               5. Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor depositary is not appointed by the

Company within 90 days of such notice, or (B) an Event of Default has occurred and is continuing.

               6. In any case where the Stated Maturity for the payment of the principal of, premium, if any, or interest, including Additional Amounts, on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest, including Additional Amounts, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

               7. Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on and after November 30, 1998, and on or before the close of business on July 31, 2005 (the Stated Maturity of the principal amount of this Security), or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security or a portion thereof, then, in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or the Purchase Date, as the case may be, to convert this Security (or any portion of the amount hereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company ("Conversion Shares") at an initial Conversion Price of $14.3125 for each Conversion Share (or at the then current adjusted Conversion Price, if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date ("Interest Period"), also accompanied by payment in United States currency of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also a conversion notice duly executed, to the Company at Banque International a Luxembourg S.A. in Luxembourg, or at such other office or agency of the Company as may be designated by it for such purpose in the State of New York or Western Europe (each a "Conversion Agent"); except that if this Security or any portion hereof has been called for redemption and, pursuant to Section 10.01 of the Indenture, as a result of such redemption the right to convert this Security or such portion terminates after the Regular Record Date preceding any Interest Payment Date and on or before such Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the registered Holder of this Security on such Regular Record Date. In such event, this Security, when surrendered for conversion, shall be accompanied by payment in United States currency of an amount equal to the difference between (i) the interest on the principal amount of this Security or such portion hereof payable on such Interest Payment Date and (ii) the amount of accrued interest on the principal amount of this Security or portion hereof to but not including the date of conversion. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), payment shall be made on conversion, for interest accrued hereon from the Interest Payment Date preceding the date of conversion to the Conversion Date. No payment or adjustment is to be made for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of Conversion Shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security.

               No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger or transfer by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger or transfer.

               8. If a Change in Control occurs, the Holder of this Security shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase all or a portion of such Holder's Securities specified in a Change in Control Purchase Notice for cash at a Purchase Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Purchase Date, provided that any portion of this Security to be repurchased is an authorized denomination. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Purchase Price payable in respect of such Security to the extent that such Purchase Price is, was or would be so payable at such time, and express reference of the Purchase Price in any provision of this Security shall not be construed as excluding the Purchase Price in those provisions of this Security when such express reference is not made.

               Within 30 days after the occurrence of a Change in Control, the Company is obligated to give to all Holders of record of the Securities notice, as provided in the Indenture (the "Company Notice"), of the occurrence of such Change in Control and of the Repurchase Right arising as a result thereof. The Company must also deliver a copy of the Company Notice to the Trustee. To exercise the purchase right, a Holder of such Securities must deliver to the Company (or an agent designated by the Company for such purpose), the Trustee and any Paying Agent (including such agent in Luxembourg) on or before the 45th day after the date of the Company Notice, a Change in Control Purchase Notice, together with the Securities with respect to which the right is being exercised, which Securities may be delivered to the Company's designated agent for such purpose, or if no such agent has been appointed, to the Trustee or to the Paying Agent in Luxembourg.

               Under the Indenture, a "Change in Control" of the Company is deemed to have occurred at such time as (i) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company, any Company Subsidiary, Robert J. Skandalaris or any employee benefit plan of either the Company or any Company Subsidiary, files a Schedule 13D or 14D-1 under the Exchange Act (or any successor schedule, form or report) disclosing that such person has become the beneficial owner of 50% or more of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding normally entitled to vote in elections of directors, with certain exceptions, or (ii) there shall be consummated any consolidation or merger of the Company (a) in which the Company is not the continuing or surviving corporation (other than any consolidation or merger effected primarily to change the jurisdiction of incorporation of the Company) or (b) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation normally entitled to vote in elections of directors immediately after the consolidation or merger. The Indenture does not permit the Board of Directors to waive the Company's obligation to purchase Securities at the option of a Holder in the event of a Change in Control of the Company.

               The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to purchase Securities at the option of the Holders thereof upon a Change in Control.

               9. In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.

               10. Each Holder of this Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement among the Company and the Placement Agents (the "Registration Rights Agreement"), including, without limitation, the obligations of the Company to pay interest on this Security at the increased rates specified therein upon the occurrence of certain defaults by the Company in complying with certain covenants contained in the Registration Rights Agreement and the obligations of the Holders with respect to a "Shelf Registration Statement" and the indemnification of the Company to the extent provided in the Registration Rights Agreement.

               The following is a summary of the interest rate increase provisions of the Registration Rights Agreement, which summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the detailed provisions of the Registration Rights Agreement.

               The Company agrees, under the Registration Rights Agreement and subject thereto, for the benefit of the Holders of the Securities and their successors and transferees that (i) it will, at its cost, file a Shelf Registration Statement with the Commission with respect to resales of Conversion Shares by November 30, 1998, (ii) it will use its best efforts to have such Shelf Registration Statement declared effective by the Commission by January 31, 1999, and (iii) it will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act to permit the prospectus included the Shelf Registration Statement to be used by a holder of Conversion Shares for a period of two years from the Final Closing Date or a shorter period, which shorter period will terminate when all of the Conversion Shares have been sold pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act (the "Shelf Registration Period"), provided that the Company may suspend the use of the Shelf Registration Statement for a period not to exceed 45 days in any 12 month period (during the Shelf Registration Period) for valid business reasons, including acquisitions and divestitures of assets, filings with the Commission, pending corporate developments and similar reasons.

               If the Company defaults in complying with clause (i) above then, at such time, the interest rate on the Securities (the "Initial Rate") will increase by 25 basis points. Such increase will remain in effect until the date on which such Shelf Registration Statement is filed, on which date the interest rate on the Securities will revert to the Initial Rate (plus any increases in the Initial Rate pursuant to the following sentence). If the Shelf Registration Statement is not declared effective as provided in clause (ii) above, then, at such time, and on each successive 30th day following such time, the interest rate on the Securities (which interest rate will be the sum of the Initial Rate plus any increase in such interest rate pursuant to a default in complying with clause (i) above plus any increases pursuant to this sentence) will increase by an additional 25 basis points; provided, however, that the Initial Rate will not increase by more than 75 basis points pursuant to this sentence and will not increase by more than 100 basis points pursuant to this sentence and a default in complying with clause (i) above. Such increase or increases will remain in effect until the date on which the Shelf Registration Statement is declared effective, on which date the interest rate on the Securities will revert to the Initial Rate. If the Company fails to keep the Shelf Registration continuously effective or useable for the period specified in clause (iii) above, then at such time as the Shelf Registration Statement is no longer effective or useable, and on each successive 30th day following such time, and until the earliest of
(a) the date that the Shelf Registration Statement is again deemed effective,
(b) the date that is the second anniversary of the Final Closing Date (or, in the event that Rule 144(k) under the Securities Act is amended to provide for a shorter holding period, until the end of such shorter holding period), and (c) the date as of which all the Conversion Shares have been sold pursuant to the Shelf Registration Statement or Rule 144, the interest rate on the Securities will increase by 25 basis points; provided that the interest rate on the Securities will not increase by more than 100 basis points pursuant to a default in compliance with clause (ii) above and this sentence. Such increase or increases will remain effective until the Shelf Registration Statement is again effective and useable in accordance with clause (iii) above, on which date, the interest rate on the Securities will revert to the Initial Rate. Notwithstanding anything to the contrary in the Registration Rights Agreement, a default in compliance with clause (iii) above will not be deemed to have occurred and be continuing by reason of a suspension in use of the Shelf Registration Statement for valid business reasons to the extent set forth above.

               11. The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or its attorney-in-fact for any and all such purposes.

               12. If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon indefeasible payment in full in cash (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

               13. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to evidence the succession of another Person to the Company and the assumption by such successor to the covenants and obligations of the Company in the Indenture or this Security, to cure any ambiguity, omission, defect or inconsistency, to add guarantees or secure the Securities, to add to the covenants of the Company for the benefit of Holders or to surrender any right or power conferred upon the Company, to make provision with respect to conversion rights of Holders in accordance with Section 10.12 of the Indenture, or to make certain changes in the subordination provisions.

               14. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on (including Additional Amounts, as described on the face hereof) this Security at the times, places and rate, and in the currency herein prescribed or to convert this Security as provided in the Indenture.

               15. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Securities is registrable on the Security Register upon surrender of a Security for registration of transfer (a) at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the State of New York, or (b) subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any Transfer Agent, at the office of Banque Internationale a Luxembourg S.A. as the Company's Transfer Agent in Luxembourg or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

               16. Securities in certificated form may be presented for transfer (with the form of transfer endorsed thereon duly executed), at the offices of any Transfer Agent or at the office of the Registrar, without service charge but upon payment of any taxes and other governmental charges as provided in the Indenture. The Trustee has initially been appointed as the Company's principal Transfer Agent and Banque Internationale a Luxembourg S.A. in Luxembourg has initially been appointed as the Company's Luxembourg Transfer Agent. Any registration of transfer or exchange will be effected upon the Transfer Agent or the Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request and, upon registration of such transfer in the Security Register, and subject to such reasonable regulations as the Issuer may from time to time agree upon with the Transfer Agents and the Registrar, all as described in the Indenture. Securities may be transferred in whole or in part in the principal amount of $1,000 or an integral multiple of $1,000. In the case of a partial transfer of Debentures, new Securities may be obtained from the Transfer Agents as described in the Indenture.

               17. Prior to due presentation of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               18. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

                     [FORM OF CERTIFICATE OF AUTHENTICATION]


               This is one of the Securities referred to in the within-mentioned Indenture.


Dated:
      ---------------

                                                   American Stock Transfer and
                                                   Trust Company, as Trustee
                                                   [By Authenticating Agent,
                                                   as Authenticating Agent]

                                                   by:
                                                      ------------------------
                                                      Authorized Signatory

                                [ASSIGNMENT FORM]


                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to:


_______________________________________________________________________________


_______________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint _________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


_______________________________________________________________________________
(Print or type person's name, address and zip code)


_______________________________________________________________________________

Dated:___________________                   Signature:_________________________

                   [FORM OF CONVERSION NOTICE FOR SECURITIES]

                                CONVERSION NOTICE


               The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of $1,000), below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such Conversion Shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Dated:_________________________                _________________________________
                                               Signature

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:


____________________________________
               Name

____________________________________
               Address

Social Security or other Taxpayer
Identification Number, if any

____________________________________

                                                                       EXHIBIT B

                      [FORM OF FACE OF DEFINITIVE SECURITY]

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S, AN EXEMPTION FROM REGISTRATION PURSUANT TO THE PROVISIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED, OFFERED OR SOLD PRIOR TO THE END OF THE ONE YEAR (1) PERIOD (THE "DISTRIBUTION COMPLIANCE PERIOD") COMMENCING ON THE LATER OF (i) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) OR (ii) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE DEBENTURES BY THE COMPANY, UNLESS SUCH TRANSFER, OFFER OR SALE (i) IS MADE IN AN "OFFSHORE TRANSACTION" AND NOT TO A "U.S. PERSON" (OTHER THAN A "DISTRIBUTOR") (AS SUCH TERMS ARE DEFINED IN REGULATION S) OR (ii) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE SOLD EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF THE DEBENTURE SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

"BY REQUESTING THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AFTER THE DISTRIBUTION COMPLIANCE PERIOD, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IF SUCH TRANSFER IS MADE TO A U.S. PERSON, THAT AT THE TIME OF SUCH TRANSFER THE HOLDER IS NOT AN "AFFILIATE" OF THE COMPANY (AS SUCH TERM IS DEFINED IN THE SECURITIES ACT) OR AN "UNDERWRITER" OR "DEALER" (AS SUCH TERMS ARE DEFINED IN THE ACT), IS NOT A "DISTRIBUTOR" AND SUCH TRANSFER IS NOT BEING MADE AS PART OF A PLAN OR SCHEME TO EVADE THE REGISTRATION PROVISIONS OF THE SECURITIES ACT."

                            NOBLE INTERNATIONAL, LTD.

                 6% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2005


No.________________________                                  U.S.$_____________

ISIN No. XS0089378268

Common Code 008937826


               NOBLE INTERNATIONAL, LTD., a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of U.S. $___________ in installments as follows: on each January 31 and July 31 (each, a "Principal Payment Date") commencing on January 31, 2004, and with the final principal installment being due on July 31, 2005, the Company will cause to be paid to the Holder of record of this Security as of the close of business on the Principal Payment Record Date immediately preceding such Principal Payment Date, a sum in cash equal to 25% of the aggregate principal amount of this Debenture outstanding on such Principal Payment Date, except that the last such installment shall be equal to the aggregate principal amount of this Debenture outstanding on July 31, 2005 (together with accrued interest thereon to such Principal Payment Date); and to pay interest on the principal amount of this Security outstanding from time to time from the Initial Closing Date or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on January 31 and July 31 in each year (each, an "Interest Payment Date"), commencing January 15, 1999, at the rate of 6% per annum, until the principal hereof is due, and at the rate of 10% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest until paid in full. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

               As provided in the Indenture, on each Interest Payment Date during the PIK Payment Period, interest then due shall be paid by the issuance of PIK Debentures in an aggregate principal amount equal to the amount of cash interest that would otherwise be paid on such Interest Payment Date, together with a cash payment in lieu of any Fractional Principal Amount equal to, at the Company's option, either (a) the Holder's proportionate interest in the net proceeds from the sale or sales in the open market of the aggregate of the Fractional Principal Amounts or (b) the amount of the Holder's Fractional Principal Amount. Except as otherwise provided in the Indenture, any accrued interest payable on an Interest Payment Date not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the office of the Paying Agent, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or Western Europe, in such coin or currency of The United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate. Payment of interest on this Security may be made by United States Dollar check drawn on a bank in the Borough of Manhattan, The City of New York, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a United States Dollar account maintained by the Holder with a bank in the Borough of Manhattan, The City of New York (provided that such Holder shall have furnished wire instructions in writing to any Paying Agent no later than 15 days prior to the relevant payment date).

               1. The Company will pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security (including payment on redemption or repurchase), and any cash payments made in lieu of issuing fractional conversion Shares upon conversion of this Security, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to any one or more of the following:

                  (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member, stockholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, stockholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business therein or being or having been present therein, or having or having had an office, fixed place of business or permanent establishment therein, (ii) such Holder's or beneficial owner's present or former status as a personal holding company or a foreign personal holding company with respect to the United States, a foreign private foundation or other foreign tax exempt organization described in Section 1443 of the Code, a controlled foreign corporation or a passive foreign investment company for United States tax purposes, or a corporation which accumulates earnings to avoid United States federal income tax, (iii) such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, stockholder or possessor) is considered as having made an election, the effect of which is to make payments of principal of, premium, if any, and interest on this Security subject to United States federal income tax; provided, however, if failure to make such election, would result in a higher income tax liability related to this Security then such Holder shall be deemed not to have made such election, or (iv) such Holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

               (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided, whichever occurs later;

               (c) any estate, inheritance, gift, sales, transfer or personal or intangible property or any similar tax, assessment or governmental charge;

               (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the Holder or beneficial owner of this Security, if such compliance is required by statute, regulation or ruling or other administrative action of the United States or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

               (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on this Security;

               (f) any tax, assessment or other governmental charge imposed on interest received by a Person holding, actually or constructively, 10% or more of the total combined voting power of all classes of capital stock of the Company entitled to vote;

               (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest on this Security, if such payment can be made without such withholding by any other Paying Agent;

               (h) any tax, assessment or other governmental charge imposed on a Holder that is not a beneficial owner of this Security or that is a partnership or a fiduciary, but only to the extent that any beneficial owner or beneficiary or settlor with respect to the fiduciary or member of the partnership would not have been entitled to the payment of Additional Amounts had the beneficial owner, beneficiary, settlor or member directly received its beneficial or distributive share of payments on this Security; and

               (i) any combination of items (a), (b), (c), (d), (e), (f), (g) and (h) above.

               2. For purposes of this Security, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands); and "United States Alien" means any Person that is, for United States federal income tax purposes, (a) a foreign corporation; (b) a nonresident alien individual; (c) an estate, the income of which is not subject to United States federal income taxation (regardless of its source) or a trust, if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of such trust; (d) a "foreign trust" as defined in Section 7701(a)(31) of the Code; or
(e) a foreign partnership, one or more of the members of which is, for United States federal income tax purposes, any of the foregoing types of Persons, estates or trusts.

               3. Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, any Security, such reference shall be deemed to include a reference to of the payment of Additional Amounts payable as described in Paragraph 1 above to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such Security and express reference to the payment of Additional Amounts (if applicable) in any provisions of this Security shall not be construed as excluding reference to Additional Amounts in those provisions of this Security where such express reference is not made.

               4. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               5. The Indenture and this Security shall be deemed to be a contract made under the laws of the State of New York, United States of America, and for all purposes shall be governed by and construed in accordance with the internal substantive law of such State, without giving effect to the choice of law rules of such State.

               6. All terms used in this Security which are defined in the Indenture have the meanings assigned to them in the Indenture.

               7. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.


Dated:

                                            NOBLE INTERNATIONAL, LTD.


                                            by:________________________________
                                               Name:
                                               Title:

Attest:

____________________________
Name:
Title:

                                                                       EXHIBIT B


                                [FORM OF REVERSE]


               1. This Security is one of a duly authorized issue of securities of the Company designated as its 6% Convertible Subordinated Debentures due 2005 (herein called the "Securities"), limited in aggregate principal amount to $40,000,000 (except for PIK Debentures issued pursuant to Section 2.07 of the Indenture), issued and to be issued under an Indenture, dated July 23, 1998 (herein called the "Indenture"), between the Company and American Stock Transfer and Trust, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the holders of Senior Indebtedness, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar or Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements or transfer documents or certificates and to pay any taxes and fees required by law or permitted by the Indenture.

               2. Prior to January 31, 2000, this Security will not be redeemable at the option of the Company. On and after that date and prior to Maturity, the Company may redeem this Security for cash in whole or in part (in any integral multiple of $1,000), upon not less than 30 nor more than 60 days' notice to the Holders of the Securities prior to the Redemption Date, at the Redemption Prices of the Securities, expressed as a percentage of the principal amount of the Securities to be redeemed, as set forth in the following table, during each 12- month period beginning on the date specified in such table, in each case plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date).


                      REDEMPTION PERIOD             REDEMPTION
                      COMMENCEMENT DATE               PRICE
                       ----------------              ------
                       January 31, 2000              110.0%

                       July 31, 2000                 107.5

                       July 31, 2001                 104.5

                       July 31, 2002                 102.5

                       July 31, 2003                 101.5

                       July 31, 2004                 100.5

               In case of a redemption of the Securities in part, selection of the Securities for redemption will be made by the Trustee, on a pro rata basis, by lot or such other method as the Trustee shall deem fair and appropriate.

               3. If as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application or official interpretation of such laws, regulations or rulings (collectively, a "Tax Law Change"), the Company has or will become obligated to pay to the Holder of any Security Additional Amounts (as described in Paragraph 1 on the face of this Security) and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Securities in whole, but not in part, upon not less than 30 nor more than 90 days' notice to the Holders prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Securities then due, provided that at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Any redemption of Securities pursuant to this Paragraph 3 shall be made at a Redemption Price equal to 100% of the principal amount plus accrued and unpaid interest to the Redemption Date and any Additional Amounts then payable. Prior to the giving of any notice of redemption pursuant to this Paragraph, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an Opinion of Counsel to the effect that the legal conditions precedent to the right of the Company to effect such redemption have occurred. In the case of the occurrence of a Tax Law Change, the Company's right to redeem the Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts specified in such second paragraph.

               4. In the event of a redemption of less than all of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

               5. In any case where the Stated Maturity for the payment of the principal of, premium, if any, or interest, including Additional Amounts, on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest, including Additional Amounts, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption, or by such last day for conversion, and interest shall accrue on the amount so payable for the period after such date.

               6. Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on and after November 30, 1998, and on or before the close of business on July 31, 2005 (the Stated Maturity of the principal amount of this Security), or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security or a portion thereof, then, in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or the Purchase Date, as the case may be, to convert this Security (or any portion of the amount hereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company ("Conversion Shares") at an initial Conversion Price of $14.3125 for each Conversion Share (or at the then current adjusted Conversion Price, if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business of any Regular Record Date next preceding any

Interest Payment Date to the opening of business on such Interest Payment Date ("Interest Period"), also accompanied by payment in United States currency of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also a conversion notice duly executed, to the Company at Banque International a Luxembourg S.A. in Luxembourg, or at such other office or agency of the Company as may be designated by it for such purpose in the State of New York or Western Europe (each a "Conversion Agent"); except that if this Security or any portion hereof has been called for redemption and, pursuant to Section 10.01 of the Indenture, as a result of such redemption the right to convert this Security or such portion terminates after the Regular Record Date preceding any Interest Payment Date and on or before such Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the registered Holder of this Security on such Regular Record Date. In such event, this Security, when surrendered for conversion, shall be accompanied by payment in United States currency of an amount equal to the difference between
(i) the interest on the principal amount of this Security or such portion hereof payable on such Interest Payment Date and (ii) the amount of accrued interest on the principal amount of this Security or portion hereof to but not including the date of conversion. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), payment shall be made on conversion, for interest accrued hereon from the Interest Payment Date preceding the date of conversion to the Conversion Date. No payment or adjustment is to be made for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of Conversion Shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security.

               No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger or transfer by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger or transfer.

               7. If a Change in Control occurs, the Holder of this Security shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase all or a portion of such Holder's Securities specified in a Change in Control Purchase Notice for cash at a Purchase Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Purchase Date, provided that any portion of this Security to be repurchased is an authorized denomination. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Purchase Price payable in respect of such Security to the extent that such Purchase Price is, was or would be so payable at such time, and express reference of the Purchase Price in any provision of this Security shall not be construed as excluding the Purchase Price in those provisions of this Security when such express reference is not made.

               Within 30 days after the occurrence of a Change in Control, the Company is obligated to give to all Holders of record of the Securities notice, as provided in the Indenture (the "Company Notice"), of the occurrence of such Change in Control and of the Repurchase Right arising as a result thereof. The Company must also deliver a copy of the Company Notice to the Trustee. To exercise the purchase right, a Holder of such Securities must deliver on or before the 45th day after the date of the Company Notice, a Change in Control Purchase Notice to the Trustee of the Holder's exercise of such right, together with the Securities with respect to which the right is being exercised.

               Under the Indenture, a "Change in Control" of the Company is deemed to have occurred at such time as (i) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company, any Company Subsidiary, Robert J. Skandalaris or any employee benefit plan of either the Company or any Company Subsidiary, files a Schedule 13D or 14D-1 under the Exchange Act (or any successor schedule, form or report) disclosing that such person has become the beneficial owner of 50% or more of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding normally entitled to vote in elections of directors, with certain exceptions, or (ii) there shall be consummated any consolidation or merger of the Company (a) in which the Company is not the continuing or surviving corporation (other than any consolidation or merger effected primarily to change the jurisdiction of incorporation of the Company) or (b) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation normally entitled to vote in elections of directors immediately after the consolidation or merger. The Indenture does not permit the Board of Directors to waive the Company's obligation to purchase Securities at the option of a Holder in the event of a Change in Control of the Company.

               The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to purchase Securities at the option of the Holders thereof upon a Change in Control.

               8. In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.

               9. Each Holder of this Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement among the Company and the Placement Agents (the "Registration Rights Agreement"), including, without limitation, the obligations of the Company to pay interest on this Security at the increased rates specified therein upon the occurrence of certain defaults by the Company in complying with certain covenants contained in the Registration Rights Agreement and the obligations of the Holders with respect to a "Shelf Registration Statement" and the indemnification of the Company to the extent provided in the Registration Rights Agreement.

               The following is a summary of the interest rate increase provisions of the Registration Rights Agreement, which summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the detailed provisions of the Registration Rights Agreement.

               The Company agrees, under the Registration Rights Agreement and subject thereto, for the benefit of the Holders of the Securities and their successors and transferees that (i) it will, at its cost, file a Shelf Registration Statement with the Commission with respect to resales of Conversion Shares by November 30, 1998, (ii) it will use its best efforts to have such Shelf Registration Statement declared effective by the Commission by January 31, 1999, and (iii) it will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act to permit the prospectus included the Shelf Registration Statement to be used by a holder of Conversion Shares for a period of two years from the Final Closing Date or a shorter period, which shorter period will terminate when all of the Conversion Shares have been sold pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act (the "Shelf Registration Period"), provided that the Company may suspend the use of the Shelf Registration Statement for a period not to exceed 45 days in any 12 month period (during the Shelf Registration Period) for valid business reasons, including acquisitions and divestitures of assets, filings with the Commission, pending corporate developments and similar reasons.

               If the Company defaults in complying with clause (i) above then, at such time, the interest rate on the Securities (the "Initial Rate") will increase by 25 basis points. Such increase will remain in effect until the date on which such Shelf Registration Statement is filed, on which date the interest rate on the Securities will revert to the Initial Rate (plus any increases in the Initial Rate pursuant to the following sentence). If the Shelf Registration Statement is not declared effective as provided in clause (ii) above, then, at such time, and on each successive 30th day following such time, the interest rate on the Securities (which interest rate will be the sum of the Initial Rate plus any increase in such interest rate pursuant to a default in complying with clause (i) above plus any increases pursuant to this sentence) will increase by an additional 25 basis points; provided, however, that the Initial Rate will not increase by more than 75 basis points pursuant to this sentence and will not increase by more than 100 basis points pursuant to this sentence and a default in complying with clause (i) above. Such increase or increases will remain in effect until the date on which the Shelf Registration Statement is declared effective, on which date the interest rate on the Securities will revert to the Initial Rate. If the Company fails to keep the Shelf Registration continuously effective or useable for the period specified in clause (iii) above, then at such time as the Shelf Registration Statement is no longer effective or useable, and on each successive 30th day following such time, and until the earliest of
(a) the date that the Shelf Registration Statement is again deemed effective,
(b) the date that is the second anniversary of the Final Closing Date (or, in the event that Rule 144(k) under the Securities Act is amended to provide for a shorter holding period, until the end of such shorter holding period), and (c) the date as of which all the Conversion Shares have been sold pursuant to the Shelf Registration Statement or Rule 144, the interest rate on the Securities will increase by 25 basis points; provided that the interest rate on the Securities will not increase by more than 100 basis points pursuant to a default in compliance with clause (ii) above and this sentence. Such increase or increases will remain effective until the Shelf Registration Statement is again effective and useable in accordance with clause (iii) above, on which date, the interest rate on the Securities will revert to the Initial Rate. Notwithstanding anything to the contrary in the Registration Rights Agreement, a default in compliance with clause (iii) above will not be deemed to have occurred and be continuing by reason of a suspension in use of the Shelf Registration Statement for valid business reasons to the extent set forth above.

               10. The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or its attorney-in-fact for any and all such purposes.

               11. If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon the indefeasible payment in full in cash (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

               12. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to evidence the succession of another Person to the Company and the assumption by such successor to the covenants and obligations of the Company in the Indenture or this Security, to cure any ambiguity, omission, defect or inconsistency, to add guarantees or secure the Securities, to add to the covenants of the Company for the benefit of Holders or to surrender any right or power conferred upon the Company, to make provision with respect to conversion rights of Holders in accordance with Section 10.12 of the Indenture, or to make certain changes in the subordination provisions.

               13. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on (including Additional Amounts, as described on the face hereof) this Security at the times, places and rate, and in the currency herein prescribed or to convert this Security as provided in the Indenture.

               14. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Securities is registrable on the Security Register upon surrender of a Security for registration of transfer (a) at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or (b) subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any Transfer Agent, at the office of Banque Internationale a Luxembourg S.A., as the Company's Transfer Agent in Luxembourg or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

               15. Prior to due presentation of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               16. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

                     [FORM OF CERTIFICATE OF AUTHENTICATION]


               This is one of the Securities referred to in the within-mentioned Indenture.


Dated:_________________

                                               American Stock Transfer and
                                               Trust Company, as Trustee
                                               [By Authenticating Agent,
                                               as Authenticating Agent]

                                               by:____________________________
                                                  Authorized Signatory

                                [ASSIGNMENT FORM]


                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to:


________________________________________________________________________________


________________________________________________________________________________


(Print or type assignee's name, address and zip code) and irrevocably appoint _________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________
(Print or type person's name, address and zip code)


________________________________________________________________________________

Dated:_________________                      Signature:_________________________

                   [FORM OF CONVERSION NOTICE FOR SECURITIES]

                                CONVERSION NOTICE


               The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of $1,000), below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such Conversion Shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Dated:___________________                      ________________________________
                                               Signature

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

____________________________________
               Name

____________________________________
               Address

Social Security or other Taxpayer
Identification Number, if any

____________________________________